Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EP Energy Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear EP Energy Stockholder:

        You are cordially invited to attend the 2017 Annual Meeting of Stockholders of EP Energy Corporation ("EP Energy"), which will be held on Monday, May 8, 2017, at EP Energy's headquarters, 1001 Louisiana Street, Houston, Texas 77002. The Annual Meeting will begin at 9:00 a.m., CDT, and will be held on the first floor.

        At the Annual Meeting, you will be asked to elect five members of our board of directors, vote on an advisory proposal on the compensation of our named executive officers (commonly referred to as "say on pay"), and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy in accordance with the instructions included in this proxy statement.

        On behalf of the board of directors, I would like to thank you for your continued interest and investment in EP Energy.

Sincerely,

BRENT J. SMOLIK Chairman, President and Chief Executive Officer

Houston, Texas
March 29, 2017

Our Purpose, Vision, and Values

At EP Energy, we have a passion for finding and producing the oil and natural gas that enriches people's lives

Extraordinary People
We are committed to being the industry leader known for:
Exceptional Performance
Enduring Partnerships

We act with **integrity**

We pursue **safety**, relentlessly

We cultivate **leadership**

We move with **agility**

We excel through **teamwork**

EP ENERGY CORPORATION

1001 Louisiana Street
Houston, Texas 77002

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
May 8, 2017

        On May 8, 2017, EP Energy Corporation ("EP Energy") will hold its 2017 Annual Meeting of Stockholders at EP Energy's headquarters, 1001 Louisiana Street, Houston, Texas 77002. The Annual Meeting will begin at 9:00 a.m., CDT, and will be held on the first floor.

        At the Annual Meeting the following items of business will be considered:

    1.
    To elect five Class III directors to hold office until the 2020 annual meeting of stockholders or until their successors are duly elected and qualified;

    2.
    To approve, by a non-binding advisory vote, the compensation of our named executive officers;

    3.
    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

    4.
    To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

        These proposals are described in the attached proxy statement. Only stockholders who owned shares of our common stock at the close of business on March 13, 2017, are entitled to notice of, and can vote at, this Annual Meeting or any adjournments or postponements that may take place.

By Order of the Board of Directors,

Marguerite N. Woung-Chapman Senior Vice President, General Counsel and Corporate Secretary

Houston, Texas
March 29, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2017

Our proxy statement for the 2017 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at www.proxyvote.com.

PROXY STATEMENT SUMMARY

        This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.

Annual Meeting of Stockholders

Date:	Monday, May 8, 2017
Time:	9:00 a.m., CDT
Location:	EP Energy's headquarters at 1001 Louisiana Street, Houston, Texas 77002 (meeting to be held on the first floor)
Record Date:	March 13, 2017
Voting:	Holders of Class A common stock ("common stock") as of the record date are entitled to vote. Each share of common stock is entitled to one vote.

Proposals and Voting Recommendation

	Board Recommendation	Page Reference (for more detail)

Election of Class III Directors		21
Gregory A. Beard	For
Scott R. Browning	For
Keith O. Rattie	For
Brent J. Smolik	For
Robert M. Tichio	For
Advisory vote on the compensation of our named executive officers	For	66
Ratification of our independent registered public accounting firm	For	67

Voting Methods

        You can vote in one of four ways:

Visit www.proxyvote.com to vote VIA THE INTERNET	Call 1-800-690-6903 to vote BY TELEPHONE
Sign, date and return your proxy card in the prepaid enclosed envelope to vote BY MAIL	Attend the meeting to vote IN PERSON

        You are entitled to attend the Annual Meeting only if you were an EP Energy stockholder as of the close of business on the record date, March 13, 2017, or hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), in order to attend the Annual Meeting you should provide proof of beneficial ownership as of the record date. Examples of proof of ownership include the following: (1) a letter from your bank or broker stating that you owned EP Energy common stock on March 13, 2017; (2) a brokerage account statement indicating that you owned EP Energy common stock on March 13, 2017; or (3) the voting instruction form provided by your broker indicating that you owned EP Energy common stock on March 13, 2017.

        You should be prepared to present a valid form of government-issued personal identification for admittance. If you do not provide a valid form of identification or comply with other procedures outlined above, you will not be admitted to the Annual Meeting.

EP ENERGY CORPORATION

PROXY STATEMENT

EP ENERGY CORPORATION
1001 Louisiana Street
Houston, Texas 77002

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS — MAY 8, 2017

        We are furnishing you this proxy statement in connection with the solicitation of proxies by our board of directors (the "Board") for use at the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of EP Energy Corporation ("EP Energy"). The Annual Meeting will be held at EP Energy's headquarters at 1001 Louisiana Street, Houston, Texas 77002, on Monday, May 8, 2017. The Annual Meeting will begin at 9:00 a.m., CDT, and will be held on the first floor. The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

        As a holder of EP Energy's Class A common stock ("common stock"), you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet. This proxy statement includes information that we are required to provide you under Securities and Exchange Commission ("SEC") rules and that is designed to assist you in voting your shares.

        Unless stated otherwise or the context otherwise requires, all references in this proxy statement to "us," "we," "our," "company" or "EP Energy" are to EP Energy Corporation.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.     Who may vote?

        Stockholders holding shares of EP Energy's common stock as of the close of business on the record date, March 13, 2017, and present in person or represented by a properly executed proxy are entitled to vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting. You have one vote for each share of common stock held as of the record date, which may be voted on each proposal presented at the Annual Meeting.

2.     What is the record date and what does it mean?

        The record date for the Annual Meeting is March 13, 2017. The record date was established by our Board as required by Delaware law. Owners of record of EP Energy's common stock at the close of business on the record date are entitled to:

  •
  receive notice of the Annual Meeting; and

  •
  vote at the Annual Meeting, and any adjournments or postponements of the Annual Meeting.

3.     How many shares of EP Energy common stock were outstanding on the record date?

        There were 250,737,103 shares of common stock outstanding and entitled to vote at the Annual Meeting at the close of business on the record date. Class A common stock is the only class of stock entitled to vote at the Annual Meeting.

4.     What items of business will be voted on at the Annual Meeting?

        The items of business scheduled to be voted on at the Annual Meeting are:

  •
  the election of five Class III directors to hold office until our 2020 annual meeting of stockholders or until their successors are duly elected and qualified;

  •
  a non-binding advisory vote on the compensation of our named executive officers; and

  •
  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

5.     How does the Board recommend that I vote?

        The Board recommends that you vote your shares:

  •
  FOR the election of each of the Class III nominees to the Board;

  •
  FOR the proposal regarding a non-binding advisory vote on the compensation of our named executive officers; and

  •
  FOR the approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

6.     How do I vote?

        You may vote by any of the following methods:

  •
  By Telephone or Internet — If you have telephone or Internet access, you may submit your proxy vote by following the instructions provided on your proxy card or voting instruction form. Telephone and Internet voting will close at 11:59 p.m. eastern daylight time on May 7, 2017.

  •
  By Mail — You may submit your proxy vote by mail by signing a proxy card if your shares are registered directly in your name or, for shares held beneficially in "street name," by following the voting instructions included by your broker, bank, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

  •
  In Person at the Annual Meeting — If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. See question 13, "Who can attend the Annual Meeting?" below for additional information.

7.     If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

        No.

8.     Can I change my vote?

        If you are a stockholder of record, you may revoke your proxy by the following methods:

  •
  voting at a later time by telephone or Internet until 11:59 p.m. eastern daylight time on May 7, 2017;

  •
  delivering a proxy with a later date or a written revocation of your most recent proxy to our General Counsel and Corporate Secretary, Marguerite N. Woung-Chapman, EP Energy Corporation, P.O. Box 4660, Houston, Texas 77210-4660 at any time before the voting polls are closed at the Annual Meeting; or

  •
  giving notice of revocation to the Inspector of Election at the Annual Meeting at any time before the voting polls are closed at the Annual Meeting.

        If you are a "street name" stockholder and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity's procedures.

9.     What happens if I do not specify a choice for a proposal when returning a proxy?

        You should specify your choice for each proposal on your proxy card or voting instruction form. Shares represented by proxies will be voted in accordance with the instructions given by the stockholders. If you are a registered stockholder and your proxy card is signed and returned without voting instructions, it will be voted according to the recommendation of the Board. If you are a beneficial stockholder and fail to provide voting instructions, your broker, bank or other holder of record is permitted to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accounting firm. However, absent instructions from you, the record holder may not vote on the election of the five Class III directors or on the advisory vote on the compensation of our named executive officers. Without your voting instructions on these proposals, a "broker non-vote" will occur.

10.   What happens if other matters come up at the Annual Meeting?

        The matters described in the notice of Annual Meeting are the only matters we know of which will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card or voting instruction form will vote your shares according to their best judgment.

11.   Who will count the votes?

        A representative or designee of Broadridge Financials Solutions, an independent tabulator appointed by the Board, will count the votes and act as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

12.   What is a "quorum"?

        To transact any business at the Annual Meeting, a "quorum" must be present. A "quorum" is a majority of the holders of our outstanding shares of common stock that are entitled to vote and are present in person or represented by proxy at the Annual Meeting. If you submit a properly executed proxy, you will be considered part of the quorum even if you abstain from voting. Broker non-votes are treated as present for the purpose of determining a quorum.

13.   Who can attend the Annual Meeting?

        Admission to the Annual Meeting is limited to stockholders of EP Energy, persons holding validly executed proxies from stockholders who held EP Energy common stock on March 13, 2017, the record date, and invited guests of EP Energy.

        If you are a stockholder of EP Energy, you must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of EP Energy. Please read the following rules carefully because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether you are a record holder or hold your stock in "street name" through your broker, bank, trustee or other nominee.

        Proof of ownership of EP Energy stock must be shown at the door. Failure to provide adequate proof that you were a stockholder on the record date may prevent you from being admitted to the Annual Meeting.

        If you were a record holder of EP Energy common stock on March 13, 2017, then you must bring a valid form of government-issued personal identification (such as a driver's license or passport).

        If a broker, bank, trustee or other nominee was the record holder of your shares of EP Energy common stock on March 13, 2017, then you must bring:

  •
  valid government-issued personal identification (such as a driver's license or passport); and

  •
  proof that you owned shares of EP Energy common stock on March 13, 2017.

        Examples of proof of ownership include the following: (1) a letter from your bank or broker stating that you owned EP Energy common stock on March 13, 2017; (2) a brokerage account statement indicating that you owned EP Energy common stock on March 13, 2017; or (3) the voting instruction form provided by your bank or broker indicating that you owned EP Energy common stock on March 13, 2017.

  If you are a proxy holder for a stockholder of EP Energy, then you must bring:

  •
  the validly executed proxy naming you as the proxy holder, signed by a stockholder of EP Energy who owned shares of EP Energy common stock on March 13, 2017;

  •
  valid government-issued personal identification (such as a driver's license or passport); and

  •
  if the stockholder whose proxy you hold was not a record holder of EP Energy common stock on March 13, 2017, proof of the stockholder's ownership of shares of EP Energy common stock on March 13, 2017, in the form of a letter or statement from a broker, bank, trustee or other nominee indicating that the stockholder owned EP Energy common stock on March 13, 2017.

        You may not use cameras, recording equipment or other electronic devices during the Annual Meeting.

14.   How are votes counted?

        In the election of directors (Proposal Number 1), you may vote "FOR" all or some of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees.

        For the advisory vote on the compensation of our named executive officers (Proposal Number 2) and the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2017 (Proposal Number 3), you may vote "FOR," "AGAINST," or "ABSTAIN." If you elect to "ABSTAIN," the abstention has the same effect as a vote "AGAINST."

        If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you are a registered stockholder and no instructions are indicated on a properly executed proxy card or over the telephone or Internet, the shares will be voted as recommended by the Board. If you are a beneficial stockholder and fail to provide voting instructions, your broker, bank or other holder of record is permitted to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accounting firm. However, absent instructions from you, the record holder may not vote on the election of the five Class III directors or on the advisory vote on the compensation of our named executive officers. Without your voting instructions on these proposals, a "broker non-vote" will occur.

15.   How many votes must each proposal receive to be approved?

  •
  With respect to the election of the five Class III directors, our amended and restated Bylaws provide for the election of directors by a plurality of the votes cast at the Annual Meeting. This means that the five nominees receiving the highest number of affirmative "For" votes will be elected. "Withheld" votes and broker non-votes will have no effect on the outcome of the director elections.

  •
  With respect to the advisory vote on the compensation of our named executive officers, the proposal must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote to be considered approved. Abstentions have the same effect as a vote "against" the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory vote. While the vote is advisory and non-binding in nature, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation matters.

  •
  With respect to the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, the proposal must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter to be considered approved. Abstentions will have the same effect as a vote "against" the proposal.

16.   How can I view the stockholder list?

        A complete list of the registered stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may access this list at EP Energy's offices at 1001 Louisiana Street, Houston, Texas 77002 during ordinary business hours for a period of ten days before the Annual Meeting.

17.   Who pays for the proxy solicitation related to the Annual Meeting?

        We do. In addition to sending you or making available to you these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, email or in person. You may also be solicited by means of press releases issued by EP Energy, postings on our website, www.epenergy.com, and advertisements in periodicals. None of our officers or employees will receive any extra compensation for soliciting your proxy.

18.   If I want to submit a stockholder proposal for the 2018 annual meeting of stockholders, when is it due?

        If you want to submit a proposal for possible inclusion in next year's proxy statement, you must submit it in writing to the Corporate Secretary, EP Energy Corporation, P.O. Box 4660, Houston, Texas 77210-4660, telephone (713) 997-1200 and facsimile (713) 997-4099. EP Energy must receive your proposal on or before November 29, 2017. EP Energy will consider only proposals meeting the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 ("Exchange Act").

        Additionally, under our amended and restated Bylaws, for a stockholder to bring any matter before the 2018 annual meeting that is not included in the 2018 proxy statement, the stockholder's written notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the 2017 Annual Meeting. Under this criterion, stockholders must provide us with a notice of a matter to be brought before the 2018 annual meeting during the period from January 8, 2018 to February 7, 2018.

        If the 2018 annual meeting is held more than 30 days before or 60 days after May 8, 2018, for a stockholder seeking to bring any matter before the 2018 annual meeting, the stockholder's written notice must be received not less than 90 days nor more than 120 days before the date of the 2018 annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, by the tenth day after we publicly announce the date of the 2018 annual meeting.

        You are advised to review our amended and restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

19.   What is "householding" and how does it work?

        Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

20.   Where can I find the voting results of the Annual Meeting?

        We will announce preliminary voting results at the Annual Meeting and final results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting.

21.   How can I obtain a copy of the Annual Report on Form 10-K?

        We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 with the SEC. It is available free of charge at the SEC's website at www.sec.gov. Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 to any of our stockholders of record, or to any stockholder who owns our common stock listed in the name of a bank or broker as nominee, at the close of business on March 13, 2017. Any request for a copy of our Annual Report on Form 10-K should be mailed to our General Counsel & Corporate Secretary at EP Energy Corporation, P.O. Box 4660, Houston, Texas 77210-4660, or by calling (713) 997-1200.

CORPORATE GOVERNANCE

About EP Energy

        We are an independent exploration and production company engaged in the acquisition and development of unconventional onshore oil and natural gas properties in the United States. On May 24, 2012, affiliates of Apollo Global Management LLC (together with its subsidiaries, Apollo), Riverstone Holdings LLC (Riverstone), Access Industries (Access) and Korea National Oil Corporation (KNOC) (collectively, our "Sponsors") and other co-investors acquired the predecessor entity to EP Energy. On August 30, 2013, we reorganized to form a new corporate holding structure under the name EP Energy Corporation. In January 2014, we completed our initial public offering, and our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "EPE." Our Sponsors and other legacy stockholders, as a group, continue to control a majority of our voting common stock and as a result we are a "controlled company" within the meaning of NYSE rules and qualify for exemption from certain corporate governance requirements.

Code of Ethics

        We have adopted a code of ethics, referred to as our "Code of Conduct," that applies to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer and senior financial and accounting officers. In addition to other matters, our Code of Conduct establishes policies to deter wrongdoing and to promote honest and ethical conduct. A copy of our Code of Conduct is available on our website at www.epenergy.com. We will post to our website all waivers to, or amendments of, our Code of Conduct, which are required to be disclosed by applicable law.

Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines in accordance with the corporate governance rules of the NYSE. The Corporate Governance Guidelines address matters including qualifications for directors, standards for independence of directors, election of directors, responsibilities of directors, mandatory retirement for directors, limitation on serving on other boards/committees, management succession, director access to management and outside advisors, director compensation, prohibition on hedging and pledging of company stock, director orientation and continuing education, and annual self-evaluation of the Board and its committees. The Board recognizes that effective corporate governance is an on-going process, and the Board, either directly or through the Governance and Nominating Committee, will review and revise as necessary our Corporate Governance Guidelines annually, or more frequently if deemed necessary. A copy of our Corporate Governance Guidelines is available on our website at www.epenergy.com.

Director Independence

        We qualify as a "controlled company" under the NYSE rules, which eliminates the requirements that we have a majority of independent directors on our Board and that we have compensation and governance and nominating committees composed entirely of independent directors.

        If at any time we cease to be a "controlled company" under applicable stock exchange rules, our Board will take all action necessary to comply with the applicable stock exchange rules, including appointing a majority of independent directors to our Board and establishing certain committees composed entirely of independent directors, subject to a permitted "phase-in" period. We will cease to qualify as a "controlled company" once our Sponsors, as a group, cease to control a majority of our voting stock.

        Our Board has affirmatively determined that each of Michael S. Helfer, Thomas R. Hix and Keith O. Rattie is independent as independence is defined in Rule 10A-3 of the Exchange Act, under the NYSE rules and in accordance with standards of independence contained in our Corporate Governance Guidelines. In reaching this determination, the Board reviewed each director's commercial and charitable relationships as well as any potential related party transactions and determined that none of these relationships or transactions affect the independence of these directors.

Audit Committee Financial Expert

        The Audit Committee plays an important role in promoting effective accounting, financial reporting, risk management and compliance procedures and controls. All members of our Audit Committee meet the financial literacy standard required by the NYSE rules and at least one member qualifies as having accounting or related financial management expertise under the NYSE rules. In addition, the Board has affirmatively determined that Messrs. Hix (chairman of our Audit Committee) and Rattie are "audit committee financial experts."

Board Leadership Structure

        As stated in our Corporate Governance Guidelines, the Board does not have a formal policy addressing whether or not the roles of Chairman and Chief Executive Officer should be separate or combined. The directors serving on our Board possess considerable professional, financial and industry experience, significant experience as directors of both public and private companies and a unique knowledge of the challenges and opportunities that the company faces. As such, the Board believes that it is in the best position to evaluate the needs of the company and to determine how best to organize the company's leadership structure to meet those needs.

        At present, the Board has chosen to combine the positions of Chairman and Chief Executive Officer and Mr. Brent J. Smolik serves in the combined role. The Board believes this structure promotes strong alignment of strategic development and execution, effective implementation of strategic initiatives and clear accountability for the company's success or failure. In addition, the Board believes that combining the Chairman and Chief Executive Officer positions does not impede its oversight of the company and at present, the Board has not designated a separate lead director.

        While the Board has concluded that our current leadership structure is appropriate at this time, the Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board's Role in Risk Oversight

        The Board has oversight responsibility with regard to assessment of the major risks inherent in the business of the company and measures to address and mitigate such risks. The Board is actively involved in overseeing risk management. For example, the Board:

  •
  oversees the long-term strategic direction of the company, and in doing so regularly reviews the company's strategic plans, the principal issues and risks that the company may face and management's efforts to monitor and mitigate those risks;

  •
  oversees management of the company's commodity price risk through regular review with management of the company's hedging and price risk management strategy;

  •
  reviews results of capital programs;

  •
  has established a thorough delegation of authority, with specific dollar limits on the commitment authority of members of senior management; and

  •
  reviews management's capital spending plans, reviews and approves the company's capital budget and long-range plan and requires that management present for Board approval significant departures from those plans.

        While the Board is ultimately responsible for risk oversight at our company, the committees of the Board assist the Board in fulfilling its oversight responsibilities by considering the risks within their respective areas of expertise. For example, the Audit Committee assists the Board in fulfilling its risk oversight responsibilities relating to the company's risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to the major financial risk exposures and the steps management has taken to monitor, control and manage such exposures. The Compensation Committee likewise assists the Board in fulfilling its risk oversight responsibilities with respect to the management of risks associated with compensation-program design by reviewing whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on the company. The Governance and Nominating Committee assists the Board in fulfilling its risk oversight responsibilities relating to the management of risks associated with corporate governance, board organization and membership, and policies governing conflicts of interest.

        As mentioned above, the Board's role in risk management is one of oversight. Company management is responsible for day-to-day management of risks the company faces.

Executive Sessions of the Board

        The Board holds regular executive sessions in which non-management Board members meet without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. The Board has selected Thomas R. Hix, Chairman of the Audit Committee, to preside over all executive sessions of the Board, including non-management executive sessions and executive sessions of the independent directors. During 2016, non-management members of the Board met in executive session four times and the Audit Committee, Compensation Committee and Governance and Nominating Committee each met in executive session without members of management present.

Board and Committee Evaluations

        Each year the Board and each Board committee participates in a self-assessment or evaluation of the effectiveness of the Board and its committees. During 2016, our directors participated in a self-assessment of the Board and committee members likewise participated in a self-assessment of their respective committees. The Board and the committees discussed the results of these assessments and, as necessary, any action resulting from these assessments.

Management Succession

        The Board periodically reviews with the CEO the management succession and development plan which includes the succession of the CEO in the event of an emergency or retirement, as well as the succession of other employees critical to our company's continued operations and success.

Web Access

        We provide access through our website to current information relating to corporate governance, including a copy of each of the Board's standing committee charters, our Corporate Governance Guidelines, our Code of Conduct, our Restated Certificate of Incorporation and amended and restated Bylaws, our related party transaction policy, biographical information concerning each director, and other matters regarding our corporate governance principles. We also provide access through our website to all filings submitted by EP Energy to the SEC. Our website is www.epenergy.com, and access to this information is free of any charge to the user. Information contained on our website is not part of this proxy statement.

Process for Communication with the Board

        Our Board has established a process for interested parties to communicate with the Board. Such communications should be in writing, addressed to the Board or an individual director, c/o Ms. Marguerite N. Woung-Chapman, General Counsel & Corporate Secretary, EP Energy Corporation, P.O. Box 4660, Houston, Texas 77210-4660. Depending on the subject matter, the General Counsel & Corporate Secretary will:

  •
  forward the communication to the director or directors to whom it is addressed;

  •
  refer the inquiry to the appropriate corporate department if it is matter that does not appear to require direct attention by the Board or an individual director; or

  •
  not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

        These procedures may change from time to time, and you are encouraged to visit our website at www.epenergy.com for the most current means of contacting our directors.

Director Attendance at Annual Meeting

        In consideration of the company's "controlled company" status, the company does not currently have a policy with respect to board members' attendance at annual meetings of stockholders. Seven of our twelve Board members attended our 2016 Annual Meeting of Stockholders. Messrs. Beard, Handler, Hannan, Tichio, and Wilson were unable to attend due to prior commitments.

Related Party Transactions

        Our Board has adopted a written related party transactions policy. The policy defines a related party transaction as one in which EP Energy is a participant, the amount involved equals or exceeds $120,000, and a related party has a direct or indirect material interest. The policy defines a related party as any executive officer, director or director nominee, person known to be the beneficial owner of 5% or more of EP Energy's voting securities, immediate family member of any of the foregoing persons, or firm or corporation in which any of the foregoing persons is employed as an officer, is a general partner, or in which such person has a 10% or greater beneficial ownership interest.

        The policy includes procedures to review and approve, as necessary, any related party transactions prior to the transaction being entered into, or ratify any related party transactions that have not been previously approved. Other than certain pre-approved transactions specifically set forth in the policy, any related party transaction involving executive officers or their immediate family members other than the CEO or the general counsel are referred to the CEO and general counsel for approval. Any related person transaction involving the general counsel and his or her immediate family members will be referred to the CEO for approval. Any related person transaction involving 5% or greater stockholders, directors, director nominees or the CEO and their immediate family members will be referred to the Governance and Nominating Committee for approval. All related party transactions are reported annually to the Governance and Nominating Committee.

        In determining whether to approve a related party transaction, the CEO, general counsel or Governance and Nominating Committee, as applicable, will consider whether:

  •
  the terms of the transaction are fair to EP Energy and would be on the same basis if the transaction did not involve a related party;

  •
  there are business reasons to enter into the transaction;

  •
  the transaction would impair the independence of an outside director;

  •
  the transaction would present an improper conflict of interest for any director or executive officer; and

  •
  the transaction is material.

        The policy for approval of related party transactions can be found on our website at www.epenergy.com.

        In addition, under our stockholders agreement, the consummation of any transaction involving us, on the one hand, and any legacy stockholder, director or affiliate of any legacy stockholder or director, on the other hand (each such transaction, a "Related Person Transaction"), will in each case require the approval of a majority of the directors, other than those directors that are (or whose affiliates are) party to such Related Person Transaction or have been designated by the legacy stockholders who are party, or whose affiliates are party to, such Related Person Transaction. This approval is not required for (among other things): (i) any transaction that is consummated in the ordinary course of business, on arm's length terms and de minimis in nature (it being understood that any transaction or series of related transactions that involves goods, services, property or other consideration valued in excess of $10,000 will not be deemed to be de minimis); and (ii) an acquisition of additional securities by a legacy stockholder pursuant to an exercise of its preemptive rights under the stockholders agreement.

  November 2016 Bond Offering

        Apollo Global Securities, LLC, an affiliate of Apollo, and Riverstone Capital Services LLC, an affiliate of Riverstone, each acted as a co-manager and initial purchaser in connection with EP Energy LLC's issuance in November 2016 of its 8.00% senior secured notes due 2024. Apollo Global Securities, LLC received $421,875 of the gross spread in the sale of the notes. Riverstone Capital Services LLC received $140,625 of the gross spread in the sale of the notes.

  August 2016 Term Loan Exchange

        In connection with our August 2016 term loan refinancing transaction, each of the Apollo, Riverstone and Access Sponsors elected to exchange all or a portion of their existing Tranche B-3 term loans maturing May 2018 and Tranche B-2 term loans maturing April 2019 (such loans purchased by the Sponsors on the open market from non-affiliated holders) for a like principal amount of our 1.5 lien term loans due 2021 (the "New Term Loans"). Below is a breakdown of the amount of New Term Loans held by each Sponsor immediately following the exchange:

•	Apollo:	$1,944,384
•	Riverstone:	$540,107
•	Access:	$540,107

  Proppant Supply Agreements

        During 2016, we were party to certain supply agreements with Hexion Inc. (f/k/a Momentive Performance Materials Holdings LLC), to provide fracturing materials for our Eagle Ford drilling operations. Hexion is an affiliate of Apollo, one of our Sponsors. We made payments to Hexion in 2016 in the amount of $5,890,576 pursuant to these contracts. The supply agreements were entered into as market-based, arm's length transactions, and none of our Apollo-appointed Board members has a direct or indirect material interest in these payments. The supply agreements with Hexion terminated in May 2016.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES

        The Board held eleven meetings during 2016. Each director attended at least 75% of his board and committee meetings, with the exception of Mr. Beard, who was unable to do so due to certain prior commitments.

Board Composition

        The supervision of our management and the general course of our affairs and business operations are entrusted to our Board. Our Board is currently comprised of 13 directors, with (i) five designated by Apollo, (ii) two designated by Riverstone, (iii) one designated by Access, (iv) one designated by KNOC, (v) our chief executive officer and (vi) three independent directors. Apollo has the right to designate any director as the Chairman of the Board and our chief executive officer, Mr. Smolik, currently serves in that capacity.

        Our Board is divided into three classes. The members of each class serve staggered, three-year terms. Upon the expiration of the term of a class of directors, directors in that class will stand for re-election for an additional three-year term at the annual meeting of stockholders in the year in which their term expires.

  •
  Gregory A. Beard, Scott R. Browning, Keith O. Rattie, Brent J. Smolik, and Robert M. Tichio are Class III directors, whose initial terms will expire at the 2017 Annual Meeting and each of whom are standing for re-election at this annual meeting;

  •
  Wilson B. Handler, John J. Hannan, Michael S. Helfer* and M. Cliff Ryan, Jr. are Class I directors, whose terms will expire at the 2018 annual meeting of stockholders; and

  •
  Thomas R. Hix, Giljoon Sinn, Donald A. Wagner and Rakesh Wilson are Class II directors, whose terms will expire at the 2019 annual meeting of stockholders.

*
Mr. Helfer has announced his intent to retire from the Board on May 9, 2017, the day following the 2017 Annual Meeting.

        Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

        As ownership in us by a Sponsor decreases, our stockholders agreement provides for the reduction in the number of directors such Sponsor may designate. The tables below state the number of director(s) that each Sponsor may designate to the Board pursuant to the stockholders agreement based on such Sponsor's ownership of common stock, in each case, expressed as a percentage of its ownership of common stock as of the first day of effectiveness of the company's registration statement under the Securities Act of 1933 in connection with our initial public offering (the "Effective Time") (e.g., 75% means that the Sponsor holds 75% of the common stock that it held as of the Effective Time).

Apollo Ownership	Non-Independent Directors	Independent Directors
At least 75%	5	2
Between 50% and 75%	4	2
Between 25% and 50%	2	1
Between 10% and 25%	1	0
Less than 10%	0	0

Riverstone Ownership	Non-Independent Directors	Independent Directors
50%	2	1
Between 20% and 50%	0	1
Less than 20%	0	0

Access Ownership	Non-Independent Directors	Independent Directors
At least 50%	1	0
Less than 50%	0	0

KNOC Ownership	Non-Independent Directors	Independent Directors
At least 50%	1	0
Less than 50%	0	0

        A director that is designated by any Sponsor pursuant to the stockholders agreement may be removed and replaced at any time and for any reason (or for no reason) only at the direction and upon the approval of such Sponsor for so long as such Sponsor has the right to designate the applicable director. The replacement of any director will be designated by the Sponsor that designated any such vacant seat unless such Sponsor has lost its right to designate the applicable director pursuant to the above. If the Sponsor has lost its right to designate the applicable director and the legacy stockholders hold at least 50% of our outstanding common stock, the legacy stockholders will have the right to designate a replacement director by a vote of the legacy stockholders holding a majority-in-interest of our outstanding common stock then held by the legacy stockholders (each such director, a "Replacement Director"); provided, that such Replacement Director is "independent" of us, the legacy stockholders and their affiliates under the rules of the NYSE.

Board Observers

        Our stockholders agreement provides certain Sponsors and legacy stockholders with certain rights with respect to the designation of observers to the Board. Each observer generally may attend the meetings of our Board as an observer (and not as a director) and receive the same meeting-related information given to Board members. No observer has a vote on our Board. The members of the Board can exclude any board observer from any board meeting to protect attorney-client privilege, in connection with a conflict of interest, or for any other reason with the consent of the legacy stockholder that appointed the board observer, which consent cannot be unreasonably withheld, conditioned or delayed. The tables below state the number of board observers that each Sponsor (other than Apollo, which has no such right) and other significant legacy stockholders may designate pursuant to the stockholders agreement based on such legacy stockholder's ownership of common stock, in each case, expressed as a percentage of its ownership of common stock as of the Effective Time (e.g., 50% means that the legacy stockholder holds 50% of the common stock that it held as of the Effective Time).

Riverstone Ownership	Board Observer
Between 20% and 50%	2
Less than 20%	0

Access Ownership	Board Observer
Between 20% and 50%	1
Less than 20%	0

KNOC Ownership	Board Observer
Between 20% and 50%	1
Less than 20%	0

Other Significant Legacy Stockholders	Board Observer
At least 50%	1
Less than 50%	0

Committees of the Board

        Our stockholders agreement provides that for so long as each Sponsor has the right to designate a director or an observer to the Board, we will cause any committee of our Board to include in its membership such number of members that is consistent with, and reflects, the right of each Sponsor to designate a director or observer to the Board, except to the extent that such membership would violate applicable securities laws or stock exchange or stock market rules.

        The Board has established three standing committees to assist the Board in carrying out its duties: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. We describe the committees, their current membership and their principal responsibilities below.

Name	Board	Audit	Compensation	Governance and Nominating
Gregory A. Beard	Member		Chair	Member
Scott R. Browning	Member		Member	Member
Wilson B. Handler	Member		Member	Member
John J. Hannan	Member
Michael S. Helfer*	Member	Member	Member	Chair
Thomas R. Hix*	Member	Chair	Member
Keith O. Rattie*	Member	Member		Member
M. Cliff Ryan, Jr.	Member
Giljoon Sinn	Member		Member	Member
Brent J. Smolik	Chairman
Robert M. Tichio	Member		Member	Member
Donald A. Wagner	Member		Member	Member
Rakesh Wilson	Member		Member	Member
Number of 2016 Meetings	11	6	4	7

*
Independent Board member.

Audit Committee

        The Audit Committee consists of three members: Messrs. Hix (Chair), Helfer and Rattie. Each member of the Audit Committee satisfies the financial literacy and independence requirements of the NYSE rules. In addition, the Board has affirmatively determined that Messrs. Hix and Rattie are "audit committee financial experts." No Audit Committee member serves on more than three audit committees of public companies, including our Audit Committee.

        The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to:

  •
  the company's independent registered public accounting firm's qualifications and independence;

  •
  the company's independent petroleum engineering consultants;

  •
  the audit of the company's financial statements;

  •
  the performance of the company's internal audit function and independent registered public accounting firm; and

  •
  the preparation of the report of the Audit Committee to be included in the company's annual proxy statement under the rules of the SEC.

        The Audit Committee is directly responsible for the appointment, compensation, oversight and dismissal of the company's independent auditor, Ernst & Young LLP, and the independent auditor reports directly to the Audit Committee. In addition, the Audit Committee provides an open avenue of communication between the internal auditors, the independent auditor and the Board.

        During 2016, the Audit Committee conducted a number of activities pursuant to its oversight responsibility and in accordance with its charter, including:

  •
  selected Ernst & Young LLP as the company's independent auditor;

  •
  selected Ryder Scott Company, L.P. as the company's independent petroleum engineering consultants;

  •
  reviewed and approved the fees payable to each of Ernst & Young LLP and Ryder Scott Company, L.P.;

  •
  obtained and reviewed the report by the company's independent auditor describing, among other matters, the independent auditor's internal quality control procedures and all relationships between the independent auditor and EP Energy;

  •
  reviewed with EP Energy's Chief Accounting Officer and the independent auditor all critical accounting policies and practices, significant changes in EP Energy's selection and application of accounting principles, judgments made in connection with the preparation of the financial statements and other significant financial reporting issues;

  •
  reviewed and discussed with management the evaluation conducted by management of EP Energy's ability to continue as a going concern, including related controls and processes;

  •
  reviewed and discussed with management and the independent auditor any significant related party transactions;

  •
  reviewed with the head of EP Energy's internal audit function the scope of internal audit activities and the results of audits that have been performed, as well as the adequacy of internal audit staffing and resources;

  •
  met on at least a quarterly basis with the head of EP Energy's internal audit function, the independent auditor and management to discuss the effectiveness of disclosure controls and procedures, and, if applicable, any changes in EP Energy's internal control over financial reporting that occurred during its most recent fiscal quarter that materially affected, or is reasonably likely to materially affect, internal control over financial reporting;

  •
  discussed the effectiveness of internal control over financial reporting and management's assessment of its effectiveness; and

  •
  engaged in an annual self-evaluation to determine its effectiveness as a committee.

        The Audit Committee Charter can be found on our website at www.epenergy.com.

Policy for Approval of Audit and Non-Audit Services

        During 2016, the Audit Committee approved a pre-approval policy for audit, non-audit and tax services to be provided by our independent auditors, as required under applicable law, and the pre-approved limit on fees for each of these categories. The Audit Committee's current practice is to consider for pre-approval annually all categories of audit and permitted non-audit and tax services proposed to be provided by our independent auditors for a fiscal year. The Audit Committee will also consider for pre-approval annually the maximum amount of fees and the manner in which the fees are determined for each type services proposed to be provided by the independent auditors for the fiscal year. The Audit Committee must separately pre-approve any service that is not included in the approved list of services or any proposed services exceeding the pre-approved cost levels. See "Principal Accountant Fees and Services" on page 68 of this proxy statement for the aggregate fees paid to Ernst & Young LLP for the year ended December 31, 2016.

Compensation Committee

        The Compensation Committee consists of nine members: Gregory A. Beard (chair), Scott R. Browning, Wilson B. Handler, Michael S. Helfer, Thomas R. Hix, Giljoon Sinn, Robert M. Tichio, Donald A. Wagner and Rakesh Wilson. We are a "controlled company" under the NYSE rules; as a result, we are not required to have a compensation committee composed entirely of independent directors.

        The primary purpose of the Compensation Committee is to assist the Board in fulfilling its responsibility to:

  •
  oversee the company's management compensation policies and practices;

  •
  formulate, evaluate and approve the compensation and employment arrangements of the company's executive officers;

  •
  set, review and approve corporate goals and objectives relevant to officer compensation;

  •
  evaluate the performance of the President and his direct reports and based on this evaluation approve the compensation of such individuals;

  •
  oversee all compensation programs involving the issuance of equity under any equity compensation programs the company may institute from time to time; and

  •
  review and discuss with management the company's compensation discussion and analysis to be included in the company's annual proxy statement filed with the SEC.

        The Compensation Committee Charter can be found on our website at www.epenergy.com.

        See the "Compensation Discussion and Analysis" beginning on page 32 of this proxy statement for a discussion of our processes and procedures for determining and establishing executive compensation.

Compensation Consultant Independence and Payments

        The Compensation Committee has retained Frederic W. Cook & Co. ("FW Cook") as its independent compensation consultant. The compensation consultant is directly accountable to the Compensation Committee and the committee reviews all fees paid to the consultant for executive compensation advice. The Compensation Committee reviews, on an annual basis, the performance of the compensation consultant and provides the consultant with feedback. In addition, the Compensation Committee evaluated and confirmed that the compensation consultant has no conflicts of interest in its provision of executive compensation consulting services to the committee. Fees paid to FW Cook in 2016 for executive compensation consulting to the Compensation Committee were $148,550.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is a former or current officer or employee of the company. In addition, none of our executive officers serve as a member of the compensation committee or board of directors of another entity, one of whose executive officers serve on our Compensation Committee or Board.

Governance and Nominating Committee

        The Governance and Nominating Committee consists of nine members: Michael S. Helfer (chair), Gregory A. Beard, Scott R. Browning, Wilson B. Handler, Keith O. Rattie, Giljoon Sinn, Robert M. Tichio, Donald A. Wagner and Rakesh Wilson. We are a "controlled company" under the NYSE rules; as a result, we are not required to have a governance and nominating committee composed entirely of independent directors.

        The primary purpose of the Governance and Nominating Committee is to assist the Board in fulfilling its responsibility to:

  •
  identify individuals qualified to serve as directors of the company and on committees of the Board, consistent with criteria approved by the Board and our stockholders agreement;

  •
  select the director nominees for the next annual stockholder meeting consistent with the criteria approved by the Board and our stockholders agreement;

  •
  advise the Board with respect to the Board composition, procedures and committees;

  •
  develop and recommend to the Board a set of corporate governance guidelines applicable to the company;

  •
  oversee compliance with our related party transaction policy; and

  •
  oversee the annual performance evaluation of the Board.

        The Governance and Nominating Committee Charter can be found on our website at www.epenergy.com.

Director Nomination Process

        The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise relevant to the company with a reputation for integrity. The Board has delegated to the Governance and Nominating Committee the responsibility for identifying, screening and recommending candidates to the Board for Board membership in accordance with the policies and principles set forth in its charter and consistent with any contractual obligations of the company, including director appointment rights as set forth in our stockholders agreement. This assessment includes an examination of whether the individual is independent, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. When formulating its Board membership recommendations, the Governance and Nominating Committee may also consider advice and recommendations from others as it deems appropriate. The Governance and Nominating Committee will evaluate candidates submitted by stockholders according to the same criteria as any other nominees. Each director nominee who appears on the ballot for this Annual Meeting has been recommended by the Governance and Nominating Committee to the full Board.

        Except as otherwise set forth in our stockholders agreement, any stockholder desiring to nominate an individual for election to the Board must submit, in writing, a timely notice complying with the advance notice provisions set forth in Article II of our amended and restated Bylaws to Ms. Marguerite N. Woung-Chapman, General Counsel and Corporate Secretary, EP Energy Corporation, P.O. Box 4660, Houston, Texas 77210-4660, telephone (713) 997-1200 and facsimile (713) 997-4099. To be considered timely for a stockholder seeking to bring any matter before the 2018 annual meeting, the stockholder's written notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the 2017 Annual Meeting. Under this criterion, stockholders must provide us with notice of nominations to be made at the 2018 annual meeting during the period January 8, 2018 to February 7, 2018. If the 2018 annual meeting is held more than 30 days before or 60 days after May 8, 2018, for a stockholder seeking to bring any matter before the 2018 annual meeting, the stockholder's written notice must be received not less than 90 days nor more than 120 days before the date of the 2018 annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, by the tenth day after we publicly announce the date of the 2018 annual meeting.

        A stockholder's notice must set forth all of the information required by, and comply with, the advance notice provisions of our amended and restated Bylaws, including:

  •
  the name and address of such stockholder, as they appear on the company's books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith;

  •
  the class or series and number of shares of the company which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and of their respective affiliates or associates or others acting in concert therewith;

  •
  any derivative instruments directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the company;

  •
  any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the company;

  •
  any contract, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called "stock borrowing" agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the company by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any security of the company (any of the foregoing, a "Short Interest");

  •
  any rights to dividends on the shares of the company owned beneficially by such stockholder that are separated or separable from the underlying shares of the company;

  •
  any proportionate interest in shares of the company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

  •
  any performance-related fees that such stockholder is entitled to based on any increase or decrease in the value of shares of the company or derivative instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's immediate family sharing the same household;

  •
  any significant equity interests or any derivative instruments or Short Interests in any principal competitor of the company held by such stockholder;

  •
  any direct or indirect interest of such stockholder in any contract with the company, any affiliate of the company or any principal competitor of the company;

  •
  any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act;

  •
  as to each person whom the stockholder proposes to nominate for election or reelection to the Board:

  o
  all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act, and

  o
  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant; and

  •
  with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement as required by our amended and restated Bylaws.

        In addition, the company may require any proposed nominee to furnish such other information as may reasonably be required by the company to determine the eligibility of such proposed nominee to serve as an independent director of the company or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

AUDIT COMMITTEE REPORT

        The Audit Committee's principal purpose is to assist the Board in its oversight of EP Energy's internal controls, financial statements and the audit process. The Board, in its business judgment, has determined that all members of the Audit Committee meet the independence standards of the NYSE and the SEC applicable to members of the Audit Committee. In addition, the Board has determined that each of Messrs. Hix and Rattie is an "audit committee financial expert" as defined by rules of the SEC.

        Management is responsible for the preparation, presentation and integrity of the company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for auditing the company's internal controls over financial reporting. While the Audit Committee has the responsibilities and powers set forth in its charter and management and the independent registered public accounting firm for the company are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company's consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

        In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2016 with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and any other applicable accounting and auditing standards. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm's independence.

        Based on the reports and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to in this report and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

        Although determined to be financially literate (as defined by the SEC rules), the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting for the company and are not experts in auditor independence standards or legal or regulatory matters. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact independent.

AUDIT COMMITTEE
Thomas R. Hix, Chairman Michael S. Helfer Keith O. Rattie

PROPOSAL NO. 1 — Election of Directors

        The Board has nominated the following individuals for election as Class III Directors of the company to hold office until the company's 2020 annual meeting of stockholders or until their successors are duly elected and qualified:

Gregory A. Beard
Scott R. Browning
Keith O. Rattie
Brent J. Smolik
Robert M. Tichio

        Each of the Class III nominees is currently serving as a director of the company. Their biographical information is contained in the "Directors and Executive Officers" section below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
OF EACH OF THE DIRECTOR NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Nominees

        The company currently has a classified Board, with directors divided into three classes. The members of each class serve staggered, three-year terms (other than with respect to the initial terms of the Class I and Class II directors, which were for one and two years, respectively). Upon the expiration of the term of a class of directors, directors in that class will stand for re-election for an additional three-year term at the annual meeting of stockholders in the year in which their term expires.

        The following table sets forth certain information, as of the date of this proxy statement, regarding the company's Class III director nominees, as well as the Class I and Class II continuing directors.

Name	Position and Offices	Age
Class III Director Nominees
Gregory A. Beard	Director	45
Scott R. Browning	Director	28
Keith O. Rattie	Director	63
Brent J. Smolik	Chairman, President and Chief Executive Officer	55
Robert M. Tichio	Director	39
Class I Directors
Wilson B. Handler	Director	32
John J. Hannan	Director	64
Michael S. Helfer*	Director	71
M. Cliff Ryan, Jr.	Director	33
Class II Directors
Thomas R. Hix	Director	69
Giljoon Sinn	Director	47
Donald A. Wagner	Director	53
Rakesh Wilson	Director	41

*
Mr. Helfer has announced his intent to retire from the Board on May 9, 2017, the day following the 2017 Annual Meeting.

        The biographies of each of the Board members below contain information regarding the person's service as a director, business experience, board positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills of each Board member. Each of the Class III Director nominees has agreed to be named in this proxy statement and to serve as a director if elected.

DIRECTORS STANDING FOR RE-ELECTION

Class III Director Nominees (term expiring at 2017 Annual Meeting)

Gregory A. Beard Age 45	Director since 2013

Mr. Beard has been a member of our Board since August 2013 and previously served as a member of the Board of Managers of our predecessor entity, EPE Acquisition, LLC, from May 2012 to August 2013. He is a member of the Senior Management Committee of Apollo Global Management. Mr. Beard joined Apollo in June 2010 as the Global Head of Natural Resources and Senior Partner based in the New York office. Mr. Beard has 24 years of investment experience, including 10 years at Riverstone Holdings where he was a founding member, Managing Director and lead deal partner in many of the firm's top oil and gas and energy service investments. While at Riverstone, Mr. Beard was involved in all aspects of the investment process including sourcing, structuring, monitoring and exiting transactions. Mr. Beard began his career as a Financial Analyst at Goldman Sachs, where he played an active role in that firm's energy-sector principal investment activities. Mr. Beard has also served on the board of directors of many oil and natural gas companies, including Belden & Blake Corporation, Canera Resources, Cobalt International Energy, Eagle Energy, Legend Natural Gas I-IV, Mariner Energy, Phoenix Exploration, Titan Operating, Vantage Energy and Virginia Uranium. Mr. Beard has served on the Board of various oilfield services companies, including CDM Max, CDM Resource Management, and International Logging. Mr. Beard currently serves on the board of directors of certain private companies, including Apex Energy, LLC, Caelus Energy Alaska, LLC, CSV Midstream Solutions GP LLC, Double Eagle Energy Holdings, LLC, Double Eagle Energy Holdings II, LLC, Jupiter Resources GP LLC, Pegasus Optimization Partners, LLC, Pinnacle Agriculture Holdings LLC, Talos Energy, LLC and Tumbleweed Royalty, LLC. He previously served as a director of Athlon Energy Inc. and NRI Management Group, LLC. Mr. Beard received his BA from the University of Illinois at Urbana. Mr. Beard was appointed to our Board by Apollo.

Based upon Mr. Beard's extensive investment and management experience, particularly in the energy sector, his strong financial background and his service on the boards of multiple oil and natural gas E&P companies and oilfield services companies, which have provided him with a deep working knowledge of our operating environment, we believe that he possesses the requisite skills to serve as a member of our Board.

Scott R. Browning Age 28	Director since 2016

Mr. Browning has been a member of our Board since June 2016. Mr. Browning joined Apollo in 2014 and is a member of the Natural Resources group. Prior to joining Apollo, Mr. Browning was an investment professional at Natural Gas Partners from 2013 to 2014, where he was involved in the execution and monitoring of investments in the energy sector. He worked in the Investment Banking Division at Goldman, Sachs & Co. in the Natural Resources group from 2011 to 2013. Mr. Browning received a Bachelor of Science in Chemical Engineering with Highest Honors from The University of Texas at Austin. Mr. Browning was appointed to our Board by Apollo.

We believe that Mr. Browning's energy industry experience and investment and financial expertise bring valuable expertise to our Board of Directors.

Keith O. Rattie Age 63	Director since 2015

Mr. Rattie has been a member of our Board since January 2015. Mr. Rattie is the retired Chairman, President and Chief Executive Officer of Questar Corporation. He served as President of Questar from January 2001 to July 2010, as its Chief Executive Officer from May 2002 to July 2010, and as its Chairman from May 2003 to July 2012. He retired as a Questar director in May 2014. He also served as chairman of the board of QEP Resources following its spin-off from Questar from July 2010 until May 2012. He retired from the QEP board in February 2014. Mr. Rattie currently serves on the board of directors of Ensco plc, where he chairs the Audit Committee, and on the board of Rockwater Energy Solutions. In addition, he previously served as a director of Zions First National Bank from 2003 to 2015. He is the past chair of INGAA, and has served on the National Petroleum Council and the board of the Gas Technology Institute. Mr. Rattie has a BS degree in electrical engineering from the University of Washington and an MBA from St. Mary's College.

As the former CEO of a publicly traded company, Mr. Rattie brings extensive management, business and leadership skills to our Board. Mr. Rattie also provides the Board with valuable upstream and downstream E&P operations experience.

Brent J. Smolik Age 55	Director since 2013

Mr. Smolik has been our President, Chief Executive Officer and Chairman of the Board since August 30, 2013, President and Chief Executive Officer of EP Energy LLC since May 2012 and previously served as Chairman of the Board of Managers of EPE Acquisition, LLC, from May 2012 to August 2013. He was previously Executive Vice President and a member of the Executive Committee of El Paso Corporation and President of our predecessor, EP Energy Corporation (a/k/a El Paso Exploration & Production Company) from November 2006 to May 2012. Mr. Smolik was President of ConocoPhillips Canada from April 2006 to October 2006. Prior to the Burlington Resources merger with ConocoPhillips, he was President of Burlington Resources Canada from September 2004 to March 2006. From 1990 to 2004, Mr. Smolik worked in various engineering and asset management capacities for Burlington Resources Inc., including the Chief Engineering role from 2000 to 2004. Mr. Smolik currently serves as a director of the American Exploration and Production Council. He previously served on the boards of directors of Cameron International Corporation, America's Natural Gas Alliance, and the Independent Petroleum Association of America. Mr. Smolik received his Bachelor of Science in Petroleum Engineering from Texas A&M University.

As the President and Chief Executive Officer of EP Energy, Mr. Smolik is the only officer of our company to sit on the board. With over 33 years of energy industry experience, Mr. Smolik brings a comprehensive knowledge and understanding of our business to the Board and provides the Board with essential insight and guidance from an inside perspective on the day-to-day operations of our company.

Robert M. Tichio Age 39	Director since 2013

Mr. Tichio has been a member of our Board since September 2013. Mr. Tichio is a Partner of Riverstone Holdings LLC and joined Riverstone in 2006. Prior to joining Riverstone, Mr. Tichio was in the Principal Investment Area of Goldman Sachs which manages the firm's private corporate equity investments. Mr. Tichio began his career at J.P. Morgan in the Mergers & Acquisitions group where he concentrated on assignments that included public company combinations, asset sales, takeover defenses and leveraged buyouts. In addition to serving on the boards of a number of Riverstone portfolio companies and their affiliates, Mr. Tichio has been a director of Northern Blizzard Resources Inc. since June 2011 and of Centennial Resource Development, Inc. since October 2016. Mr. Tichio previously served as a member of the board of directors of Gibson Energy (TSE:GEI) from 2008 to 2013 and Midstates Petroleum

Company, Inc. from 2012 to 2015. He holds an MBA from Harvard Business School and a bachelor's degree from Dartmouth College. Mr. Tichio was appointed to our Board by Riverstone.

We believe Mr. Tichio's extensive energy industry background, particularly his expertise in mergers and acquisitions, brings important experience and skill to our Board of Directors.

CONTINUING DIRECTORS

Class I Directors (term expiring at 2018 Annual Meeting)

Wilson B. Handler Age 32	Director since 2013

Mr. Handler has been a member of our Board since November 2013. Mr. Handler joined Apollo in 2011 and is a member of the Natural Resources group. Prior to joining Apollo, Mr. Handler was an investment professional at First Reserve, where he was involved in the execution and monitoring of investments in the energy sector. Previously, he worked in the Investment Banking Division at Lehman Brothers in the Natural Resources group. Currently, Mr. Handler serves on the board of directors of certain private companies, including American Petroleum Partners, LLC, CSV Midstream Solutions GP LLC, Jupiter Resources GP LLC, and Resource Energy Partners, LLC, and previously served as a director of Athlon Energy Inc. Mr. Handler graduated from Dartmouth College with an AB in Economics and Government. Mr. Handler was appointed to our Board by Apollo.

Based upon Mr. Handler's extensive investment experience, his knowledge of the company and experience in the energy industry, we believe he possesses the requisite skills to serve as a member of our Board.

John J. Hannan Age 64	Director since 2013

Mr. Hannan has been a member of our Board since December 2013. Mr. Hannan is Chairman of the Board of Directors of Apollo Investment Corporation, a public investment company. He served as Chief Executive Officer of Apollo Investment Corporation from 2006 to 2008. Mr. Hannan, a senior partner of Apollo Management, L.P., co-founded Apollo Management, L.P. in 1990. Mr. Hannan is an advisor to Apollo's Natural Resources group. He has been on several public boards including Vail Resorts, Inc. and Goodman Global, Inc., and is currently on the board of Environmental Solutions Worldwide and Brown University. Mr. Hannan is actively involved in charitable organizations. He received a BBA from Adelphi University and an MBA from Harvard Business School. Mr. Hannan was appointed to our Board by Apollo.

Based on Mr. Hannan's strong investment and management experience and his service on multiple boards of directors, we believe that Mr. Hannan possesses the requisite set of skills to serve as a member of our Board.

Michael S. Helfer* Age 71	Director since 2014

Mr. Helfer has been a member of our Board since January 2014. He is also a director of Banco Nacional de Mexico, S.A., an indirect wholly-owned subsidiary of Citigroup Inc. He is currently Senior Adviser to JBKI, a family office in Houston, Texas, and Director of The Jerold B. Katz Foundation. He is also a member of the Audit Advisory Committee of the General Accountability Office, and Treasurer and a member of the Board of Shakespeare & Company in Lenox, Massachusetts. Mr. Helfer was Vice Chairman of Citigroup, Inc. from June 2012 until his retirement in March 2014. From February 2003 until May 2012, he served as General Counsel and Corporate Secretary of Citigroup. Mr. Helfer is a member of the Council on Foreign Relations and the American Law Institute. He was Managing Director of Ice Glen Group LLC, which provided financial and strategic advice to clients. He has served as Chairman of the

New York Clearing House Association, Chairman of the Legal Aid Society of the District of Columbia, as a member of the Board of Directors of Lincoln Center Theater, and as a Trustee of the Wexner Center for the Arts. He graduated from Claremont Men's College (now Claremont McKenna College) with a BA in Economics and received a J.D. from Harvard Law School.

Based upon Mr. Helfer's extensive management, business and leadership experience, we believe that he possesses the requisite set of skills to serve as a member of our Board. Mr. Helfer also provides the Board with valuable public company governance experience.

*
As disclosed in the Company's Form 8-K dated March 15, 2017, Mr. Helfer has announced his intent to retire from the Board on May 9, 2017, the day following the 2017 Annual Meeting.

M. Cliff Ryan, Jr. Age 33	Director since 2017

Mr. Ryan has been a member of our Board since February 2017. Mr. Ryan is a Managing Director of Riverstone Holdings LLC and joined Riverstone in 2007. Prior to joining Riverstone, Mr. Ryan worked in the Investment Banking Division of Credit Suisse. While at Credit Suisse, Mr. Ryan worked on mergers and acquisitions and leveraged finance in the global energy sector. Currently, Mr. Ryan serves on the board of directors of certain private companies, including Carrier Energy Partners I, Carrier Energy Partners II, Liberty Oilfield Services, Liberty Resources II, PetroLegacy I, and Rock Oil Holdings III. He previously served as a director of Mistral Energy and Rock Oil Holdings. Mr. Ryan graduated from Harvard College with an A.B. in Economics. Mr. Ryan was appointed to our Board by Riverstone.

Mr. Ryan's experience in investment banking, along with his service on multiple boards within the energy industry, brings valuable expertise to our Board.

Class II Directors (term expiring at 2019 Annual Meeting)

Thomas R. Hix Age 69	Director since 2014

Mr. Hix has served as a member of our Board since April 2014. Mr. Hix has been a business consultant since January 2003, and previously served as Senior Vice President of Finance and Chief Financial Officer of Cooper Cameron Corporation from 1995 until his retirement in 2003. Prior to that time, Mr. Hix held several executive level finance and accounting positions in the energy industry. Mr. Hix currently serves on the board of directors of the general partner of Western Gas Equity Partners LP, as a director of Rowan Companies, PLC, and as a director of Health Care Service Corporation (a Chicago-based company operating through its Blue Cross and Blue Shield divisions in Illinois, Montana, New Mexico, Oklahoma and Texas). Mr. Hix previously served as a director of El Paso Corporation from 2004 to May 2012. Mr. Hix holds a Bachelor of Business Administration in Accounting from Texas Tech University and an MBA from Pepperdine University.

As a former chief financial officer of a large, publicly-traded energy company, Mr. Hix has significant expertise in finance and accounting. Mr. Hix also provides the Board with valuable public company operating and management experience.

Giljoon Sinn Age 47	Director since 2017

Mr. Sinn has been a member of our Board since February 2017. Mr. Sinn joined Korea National Oil Corporation (KNOC) in 1996 and worked in the Drilling/Subsea and New Venture Business groups where he concentrated on production engineering, well intervention/re-entry, drilling/completion, subsea operations and managed offshore production assets in Vietnam. He is currently serving as President and a board member of KNOC Eagle Ford Corporation. Mr. Sinn received his master's degree in Petroleum Engineering from the University of Adelaide, Australia. Mr. Sinn was appointed to our Board by KNOC.

Based on Mr. Sinn's educational background and significant experience in the oil and gas industry, we believe that Mr. Sinn has the expertise and requisite set of skills to serve as a member of our Board.

Donald A. Wagner Age 53	Director since 2013

Mr. Wagner has been a member of our Board since August 2013 and previously served as a member of the Board of Managers of our predecessor entity, EPE Acquisition, LLC, from May 2012 to August 2013. Mr. Wagner is a Managing Director of Access Industries, having been with Access since 2010. He is responsible for sourcing and executing new investment opportunities in North America, and he oversees Access' current North American investments. From 2000 to 2009, Mr. Wagner was a Senior Managing Director of Ripplewood Holdings L.L.C., responsible for investments in several areas and heading the industry group focused on investments in basic industries. Previously, Mr. Wagner was a Managing Director of Lazard Freres & Co. LLC and had a 15-year career at that firm and its affiliates in New York and London. He is a board member of Access portfolio company Warner Music Group and was on the board of NYSE-listed RSC Holdings from November 2006 until August 2009. Mr. Wagner graduated summa cum laude with an AB in physics from Harvard College. Mr. Wagner was appointed to our Board by Access.

Based upon Mr. Wagner's experience as a director of various companies, including public companies, and over 25 years of experience in investing, banking and private equity, we believe that Mr. Wagner possesses the requisite set of skills to serve as a member of our Board.

Rakesh Wilson Age 41	Director since 2013

Mr. Wilson has been a member of our Board since August 2013 and previously served as a member of the Board of Managers of our predecessor entity, EPE Acquisition, LLC, from May 2012 to August 2013. Mr. Wilson is a Senior Partner of Apollo and joined Apollo in 2009. Prior to joining Apollo, Mr. Wilson was at Morgan Stanley's Commodities Department in the principal investing group responsible for generating, evaluating and executing investment ideas across the energy sector. Mr. Wilson began his career at Goldman Sachs in equity research and then moved to its investment banking division in New York and Asia. Mr. Wilson currently serves on the board of directors of certain private companies, including American Petroleum Partners, LLC, CSV Midstream Solutions GP LLC, Jupiter Resources GP LLC, Resource Energy Partners, LLC, and Express Energy Services, LLC. He previously served as a director of Athlon Energy Inc., Parallel Petroleum and Talos Energy, LLC. Mr. Wilson graduated from the University of Texas at Austin and received his MBA from INSEAD, Fontainebleau, France. Mr. Wilson was appointed to our Board by Apollo.

We believe that Mr. Wilson's extensive international investment and risk management experience, his knowledge of the company and his service on multiple boards have provided him with a strong understanding of the financial, operational and strategic issues facing public companies in our industry, and that he possesses the requisite set of skills to serve as a member of our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table provides certain information regarding the beneficial ownership of our outstanding common stock as of March 13, 2017, for:

  •
  each person or group who beneficially owns more than 5% of our common stock;

  •
  each of our directors;

  •
  each of the named executive officers in the Summary Compensation Table; and

  •
  all of our current executive officers and directors as a group.

        The percentage of ownership is based on 250,737,103 shares of common stock outstanding as of March 13, 2017.

        The amounts and percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote and in the next paragraph, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

        Our Sponsors, as a group, continue to control a majority of our voting common stock. As a result, we qualify as a "controlled company" under the NYSE rules. However, the number of shares reflected in the table below as beneficially owned by each of the Sponsors does not include shares held by the other Sponsors that are subject to the terms of the stockholders agreement pursuant to which, among other things, the sponsors have agreed to act together to vote for the election of each of their director nominees to the Board.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
Apollo Funds (1)	112,596,207	44.9%
Riverstone (2)	31,276,726	12.5%
Access (3)	34,943,104	13.9%
KNOC (4)	31,276,726	12.5%
Brent J. Smolik (5)	1,658,513	*
Dane E. Whitehead (6)	226,461	*
Clayton A. Carrell (7)	586,599	*
Marguerite N. Woung-Chapman	354,535	*
Joan M. Gallagher	252,382	*
Gregory A. Beard	—	—
Scott R. Browning	—	—
Wilson B. Handler	—	—
John J. Hannan	—	—
Michael S. Helfer	80,518	*
Thomas R. Hix	81,574	*
Keith O. Rattie	58,842	*
M. Cliff Ryan, Jr.	—	—
Giljoon Sinn	—	—
Robert M. Tichio	—	—
Donald A. Wagner	—	—
Rakesh Wilson	—	—
Directors and executive officers as a group (17 persons)	3,177,764	1.3%

*
Less than 1%.

(1)
Includes shares held of record by Apollo Investment Fund VII, L.P. ("AIF VII"), Apollo Overseas Partners (Delaware 892) VII, L.P. ("AOP (Delaware 892)"), AOP VII (EPE Intermediate), L.P. ("AOP Intermediate"), Apollo Investment Fund (PB) VII, L.P. ("AIF (PB) VII"), ANRP (EPE Intermediate), L.P. ("ANRP Intermediate"), ANRP (Corp AIV), L.P. ("ANRP (Corp AIV)"), EPE Domestic Co-Investors, L.P. ("Domestic Co-Investors"), EPE Overseas Co-Investors (FC), L.P. ("Overseas Co-Investors"), EPE 892 Co-Investors I, L.P. ("Co-Investor I"), EPE 892 Co-Investors II, L.P. ("Co-Investor II"), and EPE 892 Co-Investors III, L.P. ("Co-Investor III," and together with AIF VII, AOP (Delaware 892), AOP Intermediate, AIF (PB) VII, ANRP Intermediate, ANRP (Corp AIV), Domestic Co-Investors, Overseas Co-Investors, Co-Investor I and Co-Investor II, the "Apollo Funds"). Apollo Management VII, L.P. ("Management VII") is the manager of AIF VII, AOP (Delaware 892), AOP Intermediate and AIF (PB) VII. Apollo Commodities Management, L.P. with respect to Series I ("Commodities Management") is the manager of ANRP Intermediate and ANRP (Corp AIV). EPE Acquisition Holdings, LLC ("Acquisition Holdings") is the general partner of Domestic Co-Investors, Overseas Co-Investors, Co-Investor I, Co-Investor II and Co-Investor III. Management VII and Commodities Management are the members and managers of Acquisition Holdings. AIF VII Management, LLC ("AIF VII LLC") is the general partner of Management VII. Apollo Management, L.P. ("Apollo Management") is the sole member-manager of AIF VII LLC. Apollo Management GP, LLC ("Management GP") is the general partner of Apollo Management. Apollo Commodities Management GP, LLC ("Commodities GP") is the general partner of Commodities Management. Apollo Management Holdings, L.P. ("Management Holdings") is the sole member and manager of Management GP and of Commodities GP. Apollo Management Holdings GP, LLC ("Management Holdings GP") is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of

  Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of stock held of record by the Apollo Funds. The address of each of ANRP Intermediate, ANRP (Corp AIV), AIF VII, AOP (Delaware 892), AOP Intermediate, AIF (PB) VII, Domestic Co-Investors, Co-Investor I, Co-Investor II and Co-Investor III is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of Overseas Co-Investors is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, Grand Cayman KY1-9005, Cayman Islands. The address of Commodities Management, Commodities GP, Acquisition Holdings, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.

(2)
Riverstone V Everest Holdings, L.P. and Riverstone V FT Corp Holdings, L.P. are the record holders of 19,942,040 shares of common stock and 11,334,686 shares of common stock, respectively. Riverstone Energy Partners V, L.P. is the general partner of each of Riverstone V Everest Holdings, L.P. and Riverstone V FT Corp Holdings, L.P. Riverstone Energy GP V, LLC is the general partner of Riverstone Energy Partners V, L.P. Riverstone Energy GP V, LLC is managed by a managing committee that includes seven individuals: six permanent and three rotating members (for a total of seven individual members at any one time). Permanent members include Pierre F. Lapeyre, Jr., David M. Leuschen, James T. Hackett, Michael B. Hoffman, N. John Lancaster and Mark G. Papa, while the rotating membership consists of E. Bartow Jones, Baran Tekkora and Robert M. Tichio. These individuals, as the members of the managing committee of Riverstone Energy GP V, LLC, may be deemed to share beneficial ownership of the shares of common stock owned of record by Riverstone V Everest Holdings, L.P. and Riverstone V FT Corp Holdings, L.P. These individuals expressly disclaim any such beneficial ownership. The business address for each of the persons named in this footnote is c/o Riverstone Holdings, 712 Fifth Avenue, 36th Floor, New York, NY 10019.

(3)
Represents beneficial ownership attributable to record ownership of 31,276,726 shares of common stock by Texas Oil & Gas Holdings LLC ("TOGH"). Each of RSB Limited ("RSB"), Access Industries Management, LLC ("AIM") and Len Blavatnik may be deemed to beneficially own the shares of common stock held directly by TOGH. RSB holds a majority of the outstanding membership interests in TOGH and, as a result, may be deemed to share voting and investment power over the shares of common stock held directly by TOGH. AIM and Len Blavatnik control or own a majority of the outstanding voting interests in entities that directly or indirectly control RSB and Len Blavatnik controls AIM. As a result, AIM and Len Blavatnik may be deemed to share voting and investment power over the shares of common stock beneficially owned by TOGH and RSB. Because of their relationships with TOGH, RSB, AIM and Len Blavatnik, each of AI Energy Holding LLC ("AI Energy"), Altep 2014 L.P. ("Altep 2014") and AI Altep Holdings, Inc. (formerly known as Access Industries, Inc.) ("AI Altep"), may be deemed to share voting and investment power over the shares of common stock beneficially owned by TOGH, RSB, AIM and Len Blavatnik. Each of RSB, AIM, AI Energy, Altep 2014, AI Altep and Len Blavatnik, and each of their affiliated entities and the officers, partners, members, and managers thereof, other than TOGH, disclaims beneficial ownership of the shares held by TOGH.

Also represents beneficial ownership of 3,556,387 shares of common stock held directly by AI Energy. Each of AIM and Len Blavatnik may be deemed to beneficially own the shares of common stock held directly by AI Energy. AIM controls AI Energy and, as a result, may be deemed to share voting and investment power over the shares beneficially owned by AI Energy. Len Blavatnik controls AIM and, as a result, may be deemed to share voting and investment power over the shares of common stock beneficially owned by AI Energy. Because of their relationships with AI Energy, AIM and Len Blavatnik, each of TOGH, RSB, Altep 2014 and AI Altep may be deemed to share voting and investment power over the shares of common stock beneficially owned by AI Energy, AIM and Len

  Blavatnik. Each of TOGH, RSB, AIM, Altep 2014, AI Altep and Len Blavatnik, and each of their affiliated entities and the officers, partners, members and managers thereof, other than AI Energy, disclaims beneficial ownership of the shares held by AI Energy.

  Also represents beneficial ownership of 109,991 shares of common stock held directly by Altep 2014. Each of AI Altep and Len Blavatnik may be deemed to beneficially own the shares of common stock held directly by Altep 2014. AI Altep is the general partner of Altep 2014 and, as a result, may be deemed to have voting and investment power over the shares owned directly by Altep 2014. Len Blavatnik controls AI Altep and, as a result, may be deemed to share voting and investment power over the shares of common stock held by Altep 2014. Because of their relationships with Altep 2014, AI Altep and Len Blavatnik, each of TOGH, RSB, AIM and AI Energy may be deemed to share voting and investment power over the shares of common stock beneficially owned by Altep 2014, AI Altep and Len Blavatnik. Each of TOGH, RSB, AIM, AI Energy, AI Altep and Len Blavatnik, and each of their affiliated entities and the officers, partners, members and managers thereof, other than Altep 2014, disclaims beneficial ownership of the shares held by Altep 2014.

  The address for TOGH, RSB, AIM, AI Energy, Altep 2014, AI Altep and Len Blavatnik is c/o Access Industries, Inc., 730 Fifth Avenue, 20th Floor, New York, NY 10019.

(4)
Represents 31,276,726 shares of our common stock owned by KNOC, the state-owned oil and gas company of the Republic of Korea. Jung Rae Kim, Youn Sung Byun, Seung Kook Lee, Jaewoong Lee, Siwoo Kim, Kanghyun Shin, Ahn byungog, Sung Hag-Yong, Hanjoo Yoo, Park Woon Wha, Bo-Hyun Chon, Kim Yong Seuk, Kim Tae Young, as directors of KNOC (collectively, the "KNOC Directors" and each, a "KNOC Director"), exercise investment and voting power with respect to the shares of common stock owned by KNOC. Based on the foregoing relationships, each of the KNOC Directors may be deemed to be the beneficial owners of the shares of common stock owned by KNOC. Each KNOC Director disclaims beneficial ownership of such shares of common stock except to the extent of his or her pecuniary interest therein. KNOC's business address is 57, Gwanpyung-ro 212 Beon-Gildongan-Guanyang-si, Gyeonggi-do M5 431-711.

(5)
Mr. Smolik's beneficial ownership includes 142,705 shares held in a family limited partnership (Smolik Interests Limited Partnership) and 61,335 shares held in a family trust (BJS 2012 Trust, Brent Smolik Trustee).

(6)
Mr. Whitehead voluntarily resigned as of close of business on March 2, 2017. At the time of his resignation, Mr. Whitehead was the beneficial owner of the shares listed above.

(7)
Mr. Carrell's beneficial ownership excludes 1,300 shares owned by his daughter. Mr. Carrell disclaims any beneficial ownership in those shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, certain officers and beneficial owners of more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in ownership with the SEC. Directors, officers and beneficial owners of more than 10% of our equity securities are also required by SEC regulations to furnish us with copies of all such reports that they file. Based on our review of copies of such forms provided to us, as well as written representations that no other reports were required, we believe that all filing requirements were timely complied with during 2016.

COMPENSATION DISCUSSION AND ANALYSIS

        This compensation discussion and analysis, or CD&A, explains our compensation philosophy, summarizes our compensation programs and reviews compensation decisions for the executive officers identified as named executive officers in the Summary Compensation Table on page 52. They include the following individuals:

Name	Title
Brent J. Smolik	Chairman, President and CEO
Dane E. Whitehead (1)	Executive Vice President and CFO
Clayton A. Carrell	Executive Vice President and COO
Marguerite N. Woung-Chapman	Senior Vice President, General Counsel and Corporate Secretary
Joan M. Gallagher	Senior Vice President, HR and Administrative Services

(1)
Dane E. Whitehead voluntarily resigned from the company on March 2, 2017. His compensation information for 2016 is being presented in this CD&A and in the applicable executive compensation tables in accordance with SEC reporting requirements.

        The discussion is divided into the following sections:

    I.
    Executive Summary

    II.
    Setting Executive Officer Compensation

    III.
    Elements of Total Compensation Program

    IV.
    2016 Compensation Decisions

    V.
    Other Compensation Matters

I.    Executive Summary

  Compensation Program Philosophy and Governance Practices

        The core of our executive compensation program is pay-for-performance. A significant portion of each executive's total annual compensation is at risk and dependent upon our company's achievement of specific, measurable performance goals. Our performance-based pay is designed to align our executive officers' interests with those of our stockholders and to promote the creation of stockholder value, without encouraging excessive risk-taking. To that end, our annual incentive plan uses a balanced approach of financial and non-financial goals to encourage executives to execute on short-term goals that generate long-term value. In addition, our long-term incentive program rewards multi-year stock performance and is designed to create alignment with our stockholders and encourage retention. The framework of our executive compensation program, which incorporates what we believe are top governance practices, is set forth below:

We Do	We Do Not

✓

base a majority of total compensation on performance and retention incentives

✓

link annual cash incentives to achievement of pre-established financial, operational and safety performance goals

✓

consider the company's relative total stockholder return ("TSR") in determining the amount of annual cash incentive awards

✓

cap annual cash incentive opportunities for each executive officer

✓

utilize performance units as a sizable portion of each executive officer's long-term incentive grant, the payout of which is entirely dependent upon the company's relative TSR results

✓

cap payouts of performance units at target in the event absolute TSR is negative for the performance period (even where relative TSR would otherwise have resulted in a larger payout)

✓

require executive officers and independent directors to hold EPE stock through stock ownership guidelines

✓

prohibit executive officers and directors from pledging or hedging shares of our stock

✓

have a clawback policy that applies to our executive officers and others selected by the Board

✓

require double-trigger vesting upon a change in control for restricted stock acceleration

✓

retain an independent compensation consultant to advise the Compensation Committee on compensation matters and best practices

✓

evaluate the risk of our compensation programs

✓

conduct annual "say on pay" advisory votes

✗

offer significant perquisites (no club memberships, car allowances or personal aircraft usage)

✗

provide tax gross-ups

✗

have special retirement programs or accelerate equity awards upon retirement

✗

guarantee bonuses

✗

permit repricing of stock options without stockholder approval

✗

permit hedging transactions or short sales by executive officers or directors

✗

provide pension or supplemental executive retirement (SERP) benefits

✗

incentivize excessive risk-taking in our compensation programs

  Say on Pay Vote Results

        The non-binding advisory proposal regarding compensation of our named executive officers submitted to stockholders at our 2016 Annual Meeting was approved by over 99% of the votes cast. We believe this favorable outcome is evidence of our stockholders' support of our executive compensation program and the Compensation Committee's decisions. The committee made one material change to the structure of our compensation programs during 2016 — granting performance units as part of the company's annual long-term incentive awards. The payout on the performance units, which may be either stock or cash-settled at the discretion of the Compensation Committee, depends entirely upon the company's multi-year relative TSR results. This change was done to create a greater focus on long-term stock performance and shareholder alignment. The Compensation Committee will continue to consider the outcome of the company's say on pay votes when conducting its regular practice of evaluating the program and making future compensation decisions for the named executive officers.

  2016 Financial and Operational Highlights

        Highlights of the company's performance in 2016 include:

  •
  Operational and Financial Execution

      o
      Generated 4Q16 sequential production growth

      o
      Produced 87.6 thousand barrels of oil equivalent per day (MBoe/d), including oil production of 46.6 thousand barrels per day (MBls/d)

      o
      Earned $1,039 billion of Adjusted EBITDAX (1)

      o
      Generated $251 million of positive free cash flow (2)

      o
      Reduced debt by approximately $1 billion from year-end 2015

  •
  Long-term Value Creation

      o
      Improved well returns and asset value across our programs

      o
      Recorded a 20-percent decrease in proved oil and gas reserves from 2015 to 432 million barrels of oil equivalent as of December 31, 2016 due to our Haynesville asset sale, the impact of the SEC's five-year development rule and lower prices

      o
      Maintained a significant future drilling inventory of about 5,200 drilling locations, providing a 30-year drilling inventory at expected 2017 activity levels

  •
  Portfolio Activities

      o
      Refinanced senior secured notes and extended maturities

      o
      Maintained a significant liquidity position of $1.1 billion at year-end 2016

      o
      Entered into a drilling joint venture in our Wolfcamp program in early 2017, which increases returns and allows us to accelerate activities

(1)
See "Supplemental Non-GAAP Measures" on page 49 of our 2016 Annual Report on Form 10-K filed with the SEC on March 2, 2017 for a reconciliation and explanation of why management believes the presentation of Adjusted EBITDAX provides useful information to investors.

(2)
See Annex A for a reconciliation and explanation of why management believes the presentation of free cash flow provides useful information to investors.

        In addition to strong financial and operational performance, the company's TSR performance for 2016 on an absolute basis was 56.30% (using a 20-day average leading into the beginning and end of the calendar year). The company's relative TSR ranked at the 65th percentile (second quartile) compared to its peer group. This strong growth in share price was taken into account by the Compensation Committee in making compensation decisions for 2016 performance.

  Executive Compensation Highlights

        Total compensation for each of our named executive officers is shown in the Summary Compensation Table on page 52. While we describe our executive compensation programs and relevant decisions in greater detail in this CD&A, actions the Compensation Committee took in 2016 in relation to our named executive officers are highlighted below:

  •
  Base Salary.  No base salary increases were awarded in 2016 (salaries were likewise frozen in 2015). The salary freeze was part of the company's efforts to control costs.

  •
  Cash Incentive Awards for 2016 Performance.  Target awards remained the same as 2015 levels. Financial and operational performance metrics set for the 2016 annual cash incentive awards (the "2016 scorecard") were, in the aggregate, achieved at above target levels. In addition to above target achievement of the 2016 scorecard, the company achieved a number of strategic milestones in 2016, including the divestiture of the Company's Haynesville asset, execution of a sliding scale royalty agreement and lease extension with University Lands, extension of debt maturities and over $1 billion of debt reduction, addition of significant 2017 and 2018 hedges and significant reduction of G&A spending. The Compensation Committee considered these achievements in its evaluation of bonus pool funding. The Compensation Committee also considered the company's 2016 TSR relative to our performance peer group, which was 64.98% (second quartile). Based on the 2016 scorecard achievement, TSR results and other factors noted above, bonus payouts to our named executive officers for 2016 performance were above target.

  •
  Long-Term Incentive Awards in 2016.  2016 grants were made in the form of 50% performance units and 50% time-based restricted stock. The long-term incentive grant values were targeted at market-median levels. The awards were designed to link pay to performance, create a strong focus on multi-year stock price growth and provide additional features to attract and retain top talent.

      o
      Performance unit awards granted in 2016 incorporated three performance periods (January 1, 2016-December 31, 2016; January 1, 2016-December 31, 2017; and January 1, 2016-December 31, 2018) with one-third of the units tied to the relative TSR results of each period. Based on the relative TSR results for the performance period January 1, 2016 through December 31, 2016, the first tranche had a final value of $159.92 per unit. These units were settled in cash at the election of the Compensation Committee in February 2017.

II.   SETTING EXECUTIVE OFFICER COMPENSATION

  Role of Compensation Committee

        The Compensation Committee is responsible for overseeing and approving all compensation for our CEO and those executive officers reporting directly to him, which includes all of our named executive officers. The Compensation Committee receives information and advice from its independent compensation consultant as well as from our human resources department and management to assist in compensation determinations.

  Role of Compensation Consultant

        The Compensation Committee has retained FW Cook as its independent compensation consultant. FW Cook advises the committee on an ongoing basis with regard to the general compensation landscape and trends in executive and director compensation matters, including (i) competitive benchmarking, (ii) annual and long-term incentive plan design, (iii) performance metrics, (iv) compensation risk-management, and (v) updates on compensation trends and regulatory matters affecting compensation. FW Cook attends meetings of the Compensation Committee, participates in the committee's executive sessions, and is directly accountable to the committee. In addition, the Compensation Committee reviews FW Cook's performance on an annual basis and provides feedback. FW Cook is an independent compensation consulting firm and provides no services to us other than the executive compensation consulting services provided to the committee.

  Role of Management and CEO in Determining Executive Compensation

        While the Compensation Committee is responsible for approving and monitoring all compensation for our named executive officers, management plays a supporting role in determining executive compensation. At the Compensation Committee's request, management recommends appropriate company-wide financial and non-financial performance goals for annual incentive awards, which the Committee considers in establishing the scorecard. Management works with the Compensation Committee to establish the agenda and prepare meeting information for each Compensation Committee meeting. In addition, our CEO assists the Compensation Committee by providing his evaluation of the performance of the executive officers who report directly to him and recommends compensation levels for such officers. The Compensation Committee evaluates the performance of the CEO and makes compensation decisions for him independently.

  Peer Group

        The Compensation Committee, with assistance from its independent compensation consultant, has established two peer groups that it utilizes in the executive compensation program: (i) a compensation peer group, which is used to compare the competitiveness of the company's executive compensation program; and (ii) a performance peer group, which is used to measure the company's relative TSR results for performance-based elements of executive pay.

        As part of its annual review, in early 2016, the Compensation Committee added Energen Corp. and Laredo Petroleum, Inc. to the compensation peer group and removed Halcon Resources Corp., SandRidge Energy, Inc. and Ultra Petroleum Corp. These changes were made after consideration of the revenue, market cap and EBITDA of each peer group member to ensure a peer group that is similar in size and scope for compensation benchmarking purposes. The revised compensation peer group was used by the committee in 2016 to compare the competitiveness of the company's executive compensation program to that of its peers.

        In addition, in early 2016 the Compensation Committee adopted a performance peer group to evaluate the company's performance for purposes of administering performance-based elements of the executive compensation program — this includes measuring the company's relative TSR for both the discretionary overlay on the annual incentive program and the payout level of performance units.

        Both peer groups are detailed in the following table. Differences between the peer groups reflect the Compensation Committee's determination regarding the suitability of a specific peer company for these applications.

Peer Comparator	2016 Compensation Peer Group	2016 Performance Peer Group
Antero Resources Corporation	X
Cabot Oil & Gas Corporation	X
Carrizo Oil & Gas Inc.		X
Cimarex Energy Co.	X	X
Concho Resources, Inc.	X	X
Continental Resources, Inc.	X	X
Denbury Resources Inc.	X	X
Energen Corp.	X	X
Laredo Petroleum, Inc.	X	X
Newfield Exploration Co.	X	X
Oasis Petroleum Inc.	X	X
PDC Energy, Inc.		X
Pioneer Natural Resources Co.	X	X
QEP Resources, Inc.	X	X
Range Resources Corporation	X
SM Energy Company	X	X
Southwestern Energy Company	X
Whiting Petroleum Corp.	X	X
WPX Energy, Inc.	X

  Benchmarking Data

        As part of our compensation analysis process and with input from FW Cook, the Compensation Committee reviews the compensation paid to our CEO and other named executive officers relative to the compensation paid to similarly-situated executives at our peer companies. This practice is often referred to as "benchmarking." The Compensation Committee also utilizes survey data representing the market of companies in which we compete for executive talent as an additional means of benchmarking — for 2016, we used the 2016 Energy 27 Compensation Survey. We believe benchmarks are helpful and provide a point of reference, although they are not definitive.

        The Compensation Committee sets total direct compensation targets (sum of base salary, annual cash incentive and long-term incentive awards) for our executives near the market median of our peers. However, because comparative data is just one of several considerations used in determining executive officer compensation, actual pay may vary from the median of comparative compensation based on various factors, including:

  •
  scorecard and TSR performance;

  •
  individual performance;

  •
  scope of job responsibilities;

  •
  market conditions;

  •
  competitive pressures for that position within the industry; and

  •
  internal equity considerations.

        For example, 2016 total target cash compensation (2016 base salary plus target annual cash incentive) for our named executive officers was on average at 94% of the market median of our compensation peer group and survey data. Long-term incentive grants made in 2016 were positioned 2% above the market-median of our compensation peer group and survey data. In addition, 2016 target total direct compensation was positioned on average at 99% of market median of our compensation peer group and survey data.

III. ELEMENTS OF TOTAL COMPENSATION PROGRAM

        The table below summarizes the elements of EP Energy's 2016 executive compensation program.

Compensation Element	Objective	Key Features
Base Salary	To provide a minimum, fixed level cash compensation	Reviewed annually; no increases made in 2016

Annual Cash Incentive Awards	To motivate and reward named executive officers' contributions to achievement of pre-established performance goals, as well as individual performance
Target bonus opportunity established for each named executive officer; actual bonus payable from 0% to 200% of target

Paid after year end once the Compensation Committee has determined company performance relative to pre-established performance goals and individual performance

Compensation Element	Objective	Key Features
Long-Term Incentive Awards	To reward stock price appreciation, align pay with performance, and provide an additional retention element	Target value allocated 50% in performance units and 50% in restricted stock

Performance units

•

grants with three performance periods (1 year, 2 year and 3 year calendar periods), with one-third of the units tied to the relative TSR results of each period

•

each unit with value $0-$200, payout dependent upon company's relative TSR results

•

may be either cash or stock settled at election of the Compensation Committee

•

payout capped at 100% of target if company TSR is negative for the performance period, regardless of relative ranking

Restricted stock

•

grants with 3-year ratable vesting

Compensation Element	Objective	Key Features
Qualified 401(k) Plan	To provide retirement savings in a tax-efficient manner	Retirement benefits are provided under the following qualified plan:

401(k) Retirement Plan

•

401(k) plan covering all employees

•

company contributes an amount equal to 100% of each participant's voluntary contributions under the plan, up to a maximum of 6% of eligible compensation (based on IRS limits)

•

company contributes an additional "retirement contribution" equal to 5% of each participant's eligible compensation annually (based on IRS limits)

Health & Welfare Benefits	To provide reasonable health and welfare benefits to executives and their dependents and promote healthy living	Health and welfare benefits available to all employees, including medical, dental, vision and disability coverage

Named executive officers also participate in our Senior Executive Survivor Benefits Plan

Senior Executive Survivor Benefits Plan:

•

provides executive officers with survivor benefit coverage in lieu of the coverage provided generally to employees under our group life insurance plan in the event of a named executive officer's death

•

amount of survivor benefit is 2 1/2 times the executive officer's annual salary

Compensation Element	Objective	Key Features
Severance	To provide a measure of financial security in the event an executive's employment is terminated without cause	Severance payable in the event of an executive's involuntary termination of employment without cause or termination by the executive for "good reason," as set forth under the terms of the executive's employment agreement.

Benefits include:

•

3X sum of annual salary + target bonus for CEO; 2X sum of annual salary + target bonus for other named executive officers

•

pro-rata bonus for year in which termination occurs

•

36 months of benefits continuation for CEO; 24 months for other named executive officers

No severance is payable in the event an executive is terminated for cause.

Perquisites	Limited perquisites provided to assist executives in carrying out duties and increase productivity	Includes financial planning assistance and subsidized annual physical examinations

IV.  2016 COMPENSATION DECISIONS

  2016 Annual Base Salaries and 2016 Target Bonus Opportunities

        We entered into employment agreements with each of our named executive officers in May 2012. The employment agreements provide for, among other things, base salaries and annual performance bonus targets. Under the agreements, base salary levels for our named executive officers are reviewed on an annual basis by the Compensation Committee and may be increased at the committee's discretion.

        At its February 2016 meeting, the Compensation Committee determined it would be appropriate to continue the freeze of base salaries for our named executive officers that was implemented in 2015. The Compensation Committee believed this action was appropriate to reflect the company's ongoing efforts to reduce costs and preserve liquidity in light of the steep drop in oil prices in 2015 and through early 2016 and to better position the company for long-term success. As such, our named executive officers did not receive base salary increases in 2016. In addition, no adjustments were made to the named executive officers' 2016 target bonus opportunities, which the Compensation Committee believes continue to be appropriate and commensurate with the responsibilities of the respective executives. The following table sets forth the base salaries and annual target bonus opportunities for our named executive officers for 2016.

Annual Base Salaries and
Target Bonus Opportunities

Name	2016 Base Salary ($)	2016 Target Bonus Opportunity (% of salary)
Brent J. Smolik	865,000	100%
Dane E. Whitehead	466,000	100%
Clayton A. Carrell	485,000	100%
Marguerite N. Woung-Chapman	387,000	70%
Joan M. Gallagher	340,000	60%

  Annual Cash Incentive Awards for 2016 Performance

        2016 Scorecard.    In February 2016, the Compensation Committee approved our 2016 scorecard for use in determining 2016 cash incentive awards. The 2016 scorecard consists of six categories of company-wide financial, operational and safety performance goals. These scorecard goals and weightings were set in alignment with our strategic plan objectives and capital budget for the year and reflect the company's focus on efficient capital deployment. Each category includes individual scorecard metrics with a threshold, target and maximum achievement level, although no one metric is determinative to the overall scorecard weighting or bonus determination process. This is due to the number of scorecard components and in part due to the Committee's discretion to reduce or modify cash incentive payouts based on company performance and external factors outside of the specific scorecard goals. In approving the 2016 scorecard, the Compensation Committee retained discretion to adjust scorecard achievement for extraordinary or unplanned events that deviated from 2016 capital plan assumptions. In addition, while the scorecard plays an important role in determining eligibility for cash incentive payouts, the Compensation Committee retains discretion to adjust actual cash incentive payouts based on TSR, business conditions and other company performance factors as it deems appropriate.

        The following table summarizes the 2016 scorecard, its key components and weightings, and the level of achievement of each component. In addition, definitions of each of the scorecard components are included immediately below the scorecard table.

2016 SCORECARD

Scorecard Category	Objectives	Key Metrics	Weighting	Achievement

Profit	Focus on near term cash flow generation, results largely driven by oil production growth and maximizing cash flow margin	• Adjusted EBITDAX ($MM) (1)	25%	Good. Above target performance driven by gas and NGL outperformance coupled with lower costs.

Production & Reserves	Production drives cash flow and funding of capital program Continuous focus to replace current production with future reserves	• base oil volumes (MBbld/d) (2) • oil volumes (MBbl/d) (3) • equivalent volumes (MBoe/d) (4) • reserve additions (5)	25%	Fair/Good. Base oil volumes below target due to steeper declines in Eagle Ford.

Total oil volumes slightly below target, but above threshold, improved due to uplift outperformance.

Equivalent volumes above maximum goal due to gas and NGL outperformance.

Reserve additions significantly above maximum goal due to value-added activities in Wolfcamp.

Costs	Minimizing operating costs is a primary value driver	• total adjusted cash costs (6) • total adjusted cash G&A (7)	20%	Excellent. Adjusted cash costs better (lower) than target driven by additional LOE deflation and efficiency savings, lower production taxes, lower G&A and higher equivalent volumes.

Adjusted cash G&A significantly better (lower) than both target and maximum goal.

Long-Term Value Creation	Deliver or exceed on returns targeted in capital plan Focus on capital discipline and company leverage	• before tax IRR (unloaded) at $2.00/MMBtu and $40/Bbl (8) • oil and gas capital expenditures ($MM) (9) • free cash flow ($MM) (10) • gross development costs/well (11) ▪ Eagle Ford ▪ Wolfcamp ▪ Altamont	20%	Excellent. Returns above maximum goal driven by lower costs, Altamont recompletion results and Wolfcamp performance.

Well costs better (lower) than target in all areas driven by operational execution and additional deflation.

Health & Safety	Safety is core company value Designed to enhance accountability for both employees and contractors	• safety goals relating to combined employee and contractor recordable injuries rate	10%	Good. Safety metrics better than target.

Ethics & Compliance	Designed to enhance accountability for both employees and contractors and ensure high standards of ethical conduct	• certification of compliance with our Code of Conduct by 100% of employees • no material weaknesses in internal controls over financial reporting	Discretionary overlay	Pass ☑ Fail ☐
100% of employees and contractors reviewed and certified compliance with our Code of Conduct; no material weaknesses found in ICFR for 2016. This category graded on a pass/fail basis only.

(1)	Adjusted EBITDAX*	Earnings before interest and debt expense, income taxes, depreciation, depletion and amortization, and exploration expenses. Management will also adjust out impacts from non-cash items such as impairment charges and mark-to-market effects on financial derivatives.
(2)	Base Oil Volumes	Volume, based on sales of oil, from existing producing wells at the start of the year.
(3)	Oil Volumes*	Volume as reported publicly in financial results based on sales of oil.
(4)	Equivalent Volumes*	Volume as reported publicly in financial results based on sales of oil, gas, and natural gas liquids, with metric reference in equivalent terms.
(5)	Reserve Additions*
Reserve Additions is the year-end proved extensions, discoveries, reserves revisions for price, and performance and other additions and acquisitions as defined by the SEC and reported in our Form 10-K, Supplemental Oil & Natural Gas Disclosures.
(6)	Total Adjusted Cash Costs*	The sum of the following items, divided by production volume to give $/Bbl:

•

transportation expenses

•

lease operating expenses

•

production taxes

•

taxes other than production and income taxes

•

general and administrative expenses (excludes non-cash portion of compensation expense).

(7)	Total Adjusted Cash G&A*	The sum of general and administrative expenses (excludes non-cash portion of compensation expense), capitalized G&A, and G&A related payroll taxes.
(8)	Before Tax Internal Rate of Return	The before-tax economic rate of return of wells completed.
(9)	Oil and Gas Capital Expenditures	Total dollars invested to find, develop, and extract reserves.
(10)	Free Cash Flow	Total cash flow from operations and proceeds from divestitures less capital expenditures and acquisition costs.
(11)	Gross Development Cost/Well	A measure of capital spent to make a well productive. This includes drilling, completion, and facilities capital. This measure is expressed on a per well basis.
*
Actual results are typically adjusted for certain circumstances that deviate from plan assumptions. The typical adjustments include commodity price impacts, unbudgeted acquisitions and divestitures, material shifts in capital expenditures, and unbudgeted transaction costs.

        Range of Individual Bonus Amounts.    In addition to company performance, individual performance plays an important role in determining annual incentives. Each named executive officer has individual accountabilities which are evaluated and taken into account in determining his or her specific bonus amounts. Pursuant to the terms of the executives' employment agreements, the actual percentage of cash incentive bonuses could be at any level between 0% to 200% of target.

        2016 Scorecard Results.    In February 2017, the Compensation Committee reviewed the performance of the company relative to the 2016 scorecard. In reviewing performance relative to the scorecard goals, the Compensation Committee excluded the impacts of certain items that deviate from yearly plan assumptions, including commodity prices, sale of the company's Haynesville asset and production taxes. The Compensation Committee determined that these items were not related to the ongoing operation of EP Energy in a manner consistent with the way the performance goals and ranges were set for compensation-related purposes. Based on these adjustments, the Compensation Committee determined that EP Energy achieved a formulaic scorecard performance level of 141%.

        The Compensation Committee also considered certain qualitative factors critical to the company's success in 2016. Specifically, the Compensation Committee noted the management team's efforts in connection with the successful divestiture of the company's Haynesville asset and the successful negotiation and execution of the sliding scale royalty agreement and lease extension with University Lands relating to the company's Wolfcamp acreage. In addition, the company extended its debt maturities, reduced its outstanding debt by approximately $1 billion, and added significant 2017 and 2018 hedges. The Compensation Committee also considered steps the company took in 2016 to reduce operating and administrative costs and to become a more efficient and cost-effective organization. The Compensation Committee considered these achievements in its evaluation of bonus pool funding. The Compensation Committee also considered the company's 2016 TSR relative to our performance peer group, which had a final percentile ranking of 64.98% (second quartile). Based on the 2016 scorecard achievement and after considering the qualitative factors and TSR results noted above, the Compensation Committee felt it appropriate to approve the scorecard achievement level without a downward discretionary adjustment. Consequently, the Compensation Committee approved a 2016 scorecard achievement level of 141% for 2016 annual cash incentive awards.

        The Compensation Committee also evaluated each executive officer's individual performance and contributions during 2016 and discussed with our CEO his recommendation as to the appropriate bonus levels for the executive officers reporting to him. Based on this review, the committee elected to make an upward performance adjustment to the bonus amount for Mr. Carrell to recognize his efforts to achieve cost reductions and well performance improvements in 2016, as well as his contributions in a number of strategic company initiatives, including the execution of the Wolfcamp sliding scale royalty agreement and lease extension with University Lands, the sale of the Haynesville asset and promotion of drilling partnerships in Wolfcamp and Altamont.

        2016 Annual Incentives.    Based on the policies described above, the Compensation Committee approved the following annual incentive bonuses for our named executive officers for 2016 performance. The amount was calculated in accordance with the following formula:

        The following table sets forth each named executive officer's annual cash incentive for 2016 performance.

Target vs. Actual
Annual Cash Incentives
for 2016 Performance

Name	Target Cash Incentive Bonus ($)	Percentage of Target Bonus Approved (%)	Actual Incentive Bonus (1) ($)
Brent J. Smolik	865,000	139%	1,200,000
Dane E. Whitehead (2)	466,000	—	—
Clayton A. Carrell	485,000	154%	745,000
Marguerite N. Woung-Chapman	270,900	139%	376,000
Joan M. Gallagher	204,000	139%	283,000

(1)
Cash incentive awards for the named executive officers were paid in March 2017 and are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
No cash incentive award for 2016 performance was paid to Mr. Whitehead due to his voluntary termination in early 2017.

  2016 Long-Term Incentive Awards

        We maintain our 2014 Omnibus Incentive Plan, or omnibus plan, pursuant to which various types of long-term incentives may be granted. Participation in the omnibus plan is limited to those officers and employees who are in a position to contribute meaningfully to our long-term growth and profitability. The omnibus plan is administered by the Compensation Committee, and the committee is authorized to make all grants of long-term incentive awards, as well as to make decisions and interpretations required to administer the plan.

        Long-term incentive awards are approved and granted on an annual cycle, typically in the first quarter of each year. Awards made by the Compensation Committee in 2016 were made in an approximate 50/50 combination of performance units and time-based restricted stock. The committee felt it appropriate to incorporate performance units into the long-term incentive program, along with restricted stock, to further align the interests of our executive officers with our stockholders and to create an additional pay-for-performance link. Each performance unit has a target value of $100, and upon vesting, the value will range from $0-200 based on our TSR over the applicable performance period compared with the TSR of our performance peer group. The performance units may be either stock or cash-settled at the discretion of the Compensation Committee.

        In order to phase in the vesting to a traditional three-year schedule, performance unit awards granted in 2016 incorporated three performance periods (1-year, 2-year and 3-year calendar periods), with one-third of the units tied to the relative TSR results of each period.

        The following table reflects the payout value of the performance units at the end of the applicable performance period based on our TSR performance during such period as compared with our peer group:

Performance Units — Determination of Value

Relative TSR Position Compared to Peer Group	Value of Performance Unit

Below 25th Percentile	$0
25th Percentile	$50
50th Percentile	$100
75th Percentile or Higher	$200

        If our TSR ranking at the end of the performance period is between the stated percentage levels set forth in the table above, the value of the performance units earned will be interpolated between the value levels. However, if the absolute TSR for the company is negative (i.e., without comparison to the TSR of the peer group) during the relevant performance period, the maximum value of each performance until will be limited to a target value of $100.

        The Compensation Committee approved the grant value of each named executive officer's long-term incentive awards and conversion methodology in early 2016, with a grant date of March 16, 2016. No adjustments were made to the named executive officers' long-term incentive grant value for 2016, which the Compensation Committee believes continue to be appropriate and commensurate with the responsibilities of the respective executives. The following table highlights each named executive officer's 2016 long-term incentive grant value.

2016 Long-Term Incentive Awards

Name	2016 Long-Term Incentive Grant Value (1) ($)
Brent J. Smolik	5,400,000
Dane E. Whitehead (2)	2,400,000
Clayton A. Carrell	2,400,000
Marguerite N. Woung-Chapman	1,450,000
Joan M. Gallagher	1,000,000

(1)
Value converted into an approximate 50/50 combination of performance units and restricted stock. We used the target unit price of $100 to convert 50% of the grant value into performance units, and we used a 10-day average of the closing sales price of our common stock immediately prior to and including the grant date, March 16, 2016, to convert the other 50% of the grant value into restricted stock. The 10-day average closing share price over this measurement period was $5.12.

(2)
In connection with his voluntary termination in March 2017, Mr. Whitehead forfeited his 2016 long-term incentive awards in full.

        The number of performance units and restricted shares awarded in March 2016 to each named executive officer is reflected in the Grants of Plan-Based Awards Table.

  Early 2017 Compensation Matters

  Performance Unit Settlement — 1st tranche (January 1, 2016 — December 31, 2016 performance period)

        Performance unit awards granted in 2016 incorporated three performance periods (January 1, 2016-December 31, 2016; January 1, 2016-December 31, 2017; and January 1, 2016-December 31, 2018) with one-third of the units tied to the relative TSR results of each period. Based on the relative TSR results for the performance period January 1, 2016 through December 31, 2016, the first tranche of units had a value of $159.92, which units were settled in cash at the election of the Compensation Committee in February 2017. The following table highlights the first quarter 2017 payout of the performance units:

Performance Unit Settlement — 2016 Long-Term Incentive Awards

Name	Performance Units Granted (#)	First Tranche Vesting (1/1/16-12/31/16 perf. period) (#)	Cash Settlement Value ($)
Brent J. Smolik	27,000	9,000	1,439,280
Dane E. Whitehead (1)	12,000	4,000	—
Clayton A. Carrell	12,000	4,000	639,680
Marguerite N. Woung-Chapman	7,250	2,417	386,527
Joan M. Gallagher	5,000	1,667	266,587

(1)
Mr. Whitehead forfeited the performance unit settlement due to his voluntary termination in early 2017.

        The settlement value of the first tranche of performance units is reported in the "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table.

  2017 Long-Term Incentive Awards

        Also in early February 2017, the Compensation Committee approved long-term incentive awards for 2017 for our named executive officers to be issued from our 2014 Omnibus Incentive Plan. In a change from 2016 grants, which were made in an approximate 50/50 mix of performance units and restricted stock, 2017 grants will be made in an approximate 70/30 mix of restricted stock and performance units, which the Compensation Committee believes to be an appropriate mix for retention and motivational purposes. The restricted stock will vest ratably over a three-year period. The performance units will have the same performance and settlement terms as those issued in 2016, but in a change from 2016 awards, will incorporate a three-year performance period (January 1, 2017 — December 31, 2019) to measure the company's TSR relative to that of its peers. The performance units will vest in full and be settled in cash or stock, at the election of the Compensation Committee, upon completion of the three-year performance period.

        Long-term incentive grants for 2017 will be issued near the end of the first quarter and will be reported in next year's Summary Compensation Table and Grants of Plan-Based Awards Table in accordance with SEC reporting requirements regarding long-term incentive award issuances.

V.    Other Compensation Matters

  Stock Ownership Requirements

        We adopted stock ownership guidelines in early 2015 to emphasize our commitment to senior management and independent director stock ownership. These stock ownership guidelines are designed to emphasize stock ownership and to further align the interest of our executive officers and directors with our stockholders. These requirements are as follows:

Position	Minimum Aggregate Value
Chief Executive Officer	5X base salary
Other Named Executive Officers	2X base salary
Independent Directors	5X cash retainer (1)

(1)
Pursuant to our director compensation program, a director may elect to receive the annual cash retainer in the form of restricted stock in lieu of cash. The election to receive the retainer in the form of stock does not change the ownership threshold a director is required to meet to be in compliance with the guidelines, which is five times the value of the cash retainer, or $350,000.

        Each executive officer and independent director is required to meet the ownership threshold within five years of his or her election as an executive officer or director (or from the date of adoption of this policy, whichever is later). Based on the date of adoption of this policy, each of our current executive officers and independent directors will be required to be in compliance with the ownership thresholds set forth above by the first quarter of 2020.

  Clawback Policy

        We have a clawback policy that applies to our executive officers and other individuals designated by our Board. Under the policy, if it is determined that a covered employee engaged in fraud, misconduct or a violation of company policy that causes us to restate our reported financial or operating results due to material non-compliance with financial reporting requirements, the Board will review the incentive compensation paid, granted, vested or accrued to such employee during the three fiscal years prior to the date of such restatement. To the extent practicable and as permitted by applicable law, the Board will determine, in its discretion, whether to seek to recover or cancel the difference between any incentive compensation paid during the three years preceding such restatement that was based on having met or exceeded performance targets that would not have been met based upon the restated financial or operational results and the incentive compensation that would have been paid or granted to the covered employee or the incentive compensation in which the covered employee would have vested had the actual payment, granting or vesting been calculated based on the restated financial or operational results.

  Policy on Hedging and Pledging of Company Securities

        We have a robust anti-hedging policy that prohibits employees and non-employee directors from engaging in any kind of hedging transaction that seeks to reduce or limit that person's economic risk associated with his or her ownership in EP Energy securities, which includes short-selling or the purchase or sale of puts, calls, options or other derivative securities based on the company's securities.

        In addition, our executives and non-employee directors are prohibited from holding EP Energy securities in a margin account or otherwise entering into any pledge arrangement that, in either case, would permit a third party to sell EP Energy securities without the individual's consent or knowledge.

  Compensation Risk Assessment

        During 2016, the Compensation Committee requested FW Cook to perform a risk assessment of our company's incentive compensation arrangements for all employees, including our named executive officers. Based on its review, FW Cook concluded the company's compensation programs do not motivate undue risk and that the compensation policies and practices are not reasonably likely to have a material adverse effect on the company. See "Compensation Policies and Practices as they Relate to Risk

Management" on page 64 of this proxy statement for additional detail regarding the compensation risk assessment.

  162(m) IPO transition

        Section 162(m) of the Internal Revenue Code imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the CEO and the three other highest compensated executive officers of the company, not including the CFO. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The company is currently eligible for a post-IPO transition rule under which amounts paid under our 2014 Omnibus Incentive Plan, including annual cash incentive awards and long-term incentive equity grants, are exempt from the deduction limitations of Section 162(m). The transition rule will expire in connection with our annual meeting of stockholders in 2018.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE Gregory A. Beard, Chairman Scott R. Browning Wilson B. Handler Michael S. Helfer Thomas R. Hix Giljoon Sinn Robert M. Tichio Donald A. Wagner Rakesh Wilson

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Brent J. Smolik	2016	865,000	—	3,232,613	—	2,639,280	—	49,034	6,785,927
Chairman, President & Chief	2015	865,000	—	5,005,130	—	865,000	—	48,226	6,783,356
Executive Officer	2014	861,252	—	644,507	653,530	865,000	—	45,040	3,069,329
Dane E. Whitehead (5)	2016	466,000	—	1,436,719	—	—	—	49,357	1,952,076
Executive Vice President &	2015	466,000	—	2,224,505	—	466,000	—	48,405	3,204,910
Chief Financial Officer	2014	462,000	—	306,160	310,460	466,000	—	44,358	1,588,978
Clayton A. Carrell	2016	485,000	—	1,436,719	—	1,384,680	—	49,592	3,355,991
Executive Vice President &	2015	485,000	—	2,224,505	—	485,000	—	48,490	3,242,995
Chief Operating Officer	2014	431,752	—	306,160	310,460	575,042	—	45,658	1,669,072
Marguerite N. Woung-Chapman	2016	387,000	—	868,014	—	762,527	—	49,480	2,067,021
Senior Vice President, General	2015	387,000	—	1,343,966	—	270,900	—	48,179	2,050,045
Counsel & Corporate Secretary	2014	382,752	—	159,710	161,956	270,900	—	38,914	1,014,232
Joan M. Gallagher	2016	340,000	—	598,631	—	549,587	—	49,728	1,537,946
Senior Vice-President, Human	2015	340,000	—	926,875	—	204,000	—	48,691	1,519,566
Resources & Administrative	2014	316,750	—	99,496	100,899	204,000	—	44,385	765,530
Services

(1)
The amount in this column for 2016 includes the aggregate grant date fair value of the restricted stock awards granted to each named executive officer under the company's 2014 Omnibus Incentive Plan computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation — Stock Compensation" ("FASB ASC Topic 718"). The grant date fair value used to calculate these amounts is the same as that used for our long-term incentive compensation disclosure in Note 10 to our financial statements included in our 2016 Annual Report on Form 10-K filed with the SEC on March 2, 2017.

(2)
The amount in this column for 2016 reflects each named executive officer's annual cash incentive bonus earned for 2016 performance, as follows: Mr. Smolik — $1,200,000; Mr. Carrell — $745,000; Ms. Woung-Chapman — $376,000; and Ms. Gallagher — $283,000. Amounts for 2016 performance were paid in March 2017. See the discussion under "Annual Cash Incentive Awards for 2016 Performance" in the Compensation Discussion and Analysis for additional information.

(3)
The amount in this column for 2016 also reflects the cash settlement of the first tranche of performance units that was measured over the performance period January 1, 2016 through December 31, 2016, as follows: Mr. Smolik — $1,439,280; Mr. Carrell — $639,680; Ms. Woung-Chapman — $386,527; and Ms. Gallagher — $266,587. Cash settlement of the performance units occurred in February 2017. See the discussion under "Early 2017 Compensation Matters" in the Compensation Discussion and Analysis for additional information.

(4)
The compensation reflected in the "All Other Compensation" column for 2016 for each of our named executive officers includes company matching and retirement contributions to our 401(k) Retirement Plan, annual executive physicals and financial planning assistance, which are listed in the table immediately following these footnotes.

(5)
Mr. Whitehead voluntarily resigned in March 2017. In connection with his termination, Mr. Whitehead forfeited all outstanding (unvested) long-term incentive awards in full.

 All Other Compensation included in the Summary Compensation Table for 2016

Name	Company Contributions to the 401(k) Retirement Plan ($)	Annual Executive Physicals ($)(A)	Financial Planning ($)(B)	Total ($)
Brent J. Smolik	29,150	935	18,949	49,034
Dane E. Whitehead	29,150	1,075	19,132	49,357
Clayton A. Carrell	29,150	1,450	18,992	49,592
Marguerite N. Woung-Chapman	29,150	1,380	18,950	49,480
Joan M. Gallagher	29,150	1,630	18,948	49,728

(A)
The amounts in this column reflect our cost for executive officer annual physicals.

(B)
The amounts in this column reflect the cost for financial and tax planning assistance we provided to our named executive officers. This amount is imputed as income and no tax gross-up is provided.

Grants of Plan-Based Awards
During the Year Ended December 31, 2016

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)
							Grant Date Fair Value of Stock Awards ($) (3)
Name	Grant Date	Date of Compensation Committee Action	Threshold ($)	Target ($)	Maximum ($)
Brent J. Smolik
Short-Term Incentive	N/A	N/A	432,500	865,000	1,730,000
Performance Units	03/16/2016	02/10/2016	1,350,000	2,700,000	5,400,000
Restricted Stock	03/16/2016	02/10/2016				527,343	3,232,613
Dane E. Whitehead
Short-Term Incentive	N/A	N/A	233,000	466,000	932,000
Performance Units	03/16/2016	02/10/2016	600,000	1,200,000	2,400,000
Restricted Stock	03/16/2016	02/10/2016				234,375	1,436,719
Clayton A. Carrell
Short-Term Incentive	N/A	N/A	242,500	485,000	970,000
Performance Units	03/16/2016	02/10/2016	600,000	1,200,000	2,400,000
Restricted Stock	03/16/2016	02/10/2016				234,375	1,436,719
Marguerite N. Woung-Chapman
Short-Term Incentive	N/A	N/A	135,450	270,900	541,800
Performance Units	03/16/2016	02/10/2016	362,500	725,000	1,450,000
Restricted Stock	03/16/2016	02/10/2016				141,601	868,014
Joan M. Gallagher
Short-Term Incentive	N/A	N/A	102,000	204,000	408,000
Performance Units	03/16/2016	02/10/2016	250,000	500,000	1,000,000
Restricted Stock	03/16/2016	02/10/2016				97,656	598,631

(1)
These columns show both (i) the potential value of the payout of the annual cash incentive bonuses for 2016 performance for each named executive officer if the threshold, target and maximum performance levels are achieved, and (ii) the potential value of settlement of the performance units granted in 2016 for each named executive officer if the threshold, target and maximum performance levels are achieved over the three performance periods (January 1, 2016 - December 31, 2016; January 1, 2016 - December 31, 2017; and January 1, 2016 through December 31, 2018). The actual amount of the annual cash incentive bonuses earned for 2016 performance and the actual cash settlement of the first tranche of performance units are shown in the Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column.

(2)
This column shows the number of shares of restricted stock granted in 2016 to the named executive officers. The shares vest in three equal annual installments beginning one year from the date of grant.

(3)
This column shows the grant date fair value of the restricted stock computed in accordance with FASB ASC Topic 718 granted to the named executive officers during 2016. Generally, the grant date fair value is the amount expensed in our financial statements over the vesting schedule of the restricted stock.

Description of Plan-Based Awards

Non-Equity Incentive Plan Awards

        The material terms of the short-term cash incentive bonus awards reported in the above table are described in the "Compensation Discussion and Analysis" above.

        The material terms of the performance units reported in the above table are likewise described in the "Compensation Discussion and Analysis" above.

Equity Awards

        The restricted stock awards reflected in the above table are shares of restricted stock which were approved by the Compensation Committee and granted to our named executive officers on March 16, 2016. The equity awards were granted under our 2014 Omnibus Incentive Plan. The grant date fair value per share for the restricted stock awards granted on March 16, 2016 was $6.13.

        Restricted shares are subject to forfeiture in the event of a termination of employment. The restrictions will lapse on any unvested shares of restricted stock in the event of an executive's termination of employment without cause or by the executive for "good reason," if applicable, within two years following a change in control of EP Energy. The total value of the restricted stock can be realized only if the executives remain employed by EP Energy for the required vesting period.

Employment Agreements

        As discussed in the "Compensation Discussion and Analysis," we entered into employment agreements with our named executive officers in May 2012. The employment agreements have an initial five-year term, but the term of each agreement will be extended automatically for successive additional one-year periods unless either the executive or company provides written notice to the other at least 60 days prior to the end of the then-current initial term or extension term that no such automatic extension will occur. Additional detail regarding the employment agreements is set forth below.

Brent J. Smolik

        We entered into an employment agreement with Mr. Smolik, effective May 24, 2012, to serve as our President and Chief Executive Officer, as well as the Chairman of the Board. Under the terms of the agreement, Mr. Smolik's minimum annual base salary is $850,000 (subject to periodic review and increase at the discretion of the Compensation Committee, increased to $865,000 as of April 1, 2014), with an annual cash bonus target equal to 100% of his annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Mr. Smolik is eligible to participate in all benefit plans and programs that are available to other senior executives of our company. Mr. Smolik's employment agreement contains provisions related to the payment of benefits upon certain termination events, as well as non-compete, non-solicitation and confidentiality restrictions.

Dane E. Whitehead

        We entered into an employment agreement with Mr. Whitehead, effective May 24, 2012, to serve as our Executive Vice President and Chief Financial Officer. Under the terms of the agreement, Mr. Whitehead's minimum annual base salary was $450,000 (subject to periodic review and increase at the discretion of the Compensation Committee, increased to $466,000 as of April 1, 2014), with an annual cash bonus target equal to 100% of his annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Mr. Whitehead was eligible to participate in all benefit plans and programs that were available to other senior executives of our company. Mr. Whitehead's employment agreement contained provisions related to the payment of benefits upon certain termination events, as well as certain non-compete, non-solicitation and confidentiality restrictions. In connection with his voluntary resignation in March 2017, Mr. Whitehead entered into a separation and release agreement which terminated his employment agreement as of February 9, 2017.

Clayton A. Carrell

        We entered into an employment agreement with Mr. Carrell, effective May 24, 2012, to serve as our Executive Vice President and Chief Operating Officer. Under the terms of the agreement, Mr. Carrell's minimum annual base salary is $400,000 (subject to periodic review and increase at the discretion of the Compensation Committee, increased to $485,000 as of October 1, 2014), with an annual cash bonus target equal to 100% of his annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Mr. Carrell is eligible to participate in all benefit plans and programs that are available to other senior executives of our company. Mr. Carrell's employment agreement contains provisions related to the payment of benefits upon certain termination events, as well as certain non-compete, non-solicitation and confidentiality restrictions.

Marguerite N. Woung-Chapman

        We entered into an employment agreement with Ms. Woung-Chapman, effective May 24, 2012, to serve as our Senior Vice President, General Counsel & Corporate Secretary. Under the terms of the agreement, Ms. Woung-Chapman's minimum annual base salary is $370,000 (subject to periodic review and increase at the discretion of the Compensation Committee, increased to $387,000 as of April 1, 2014), with an annual cash bonus target equal to 55% (increased to 70% in 2014) of her annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Ms. Woung-Chapman is eligible to participate in all benefit plans and programs that are available to other senior executives of our company. Ms. Woung-Chapman's employment agreement contains provisions related to the payment of benefits upon certain termination events, as well as certain non-compete, non-solicitation and confidentiality restrictions.

Joan M. Gallagher

        We entered into an employment agreement with Ms. Gallagher, effective May 24, 2012, to serve as our Senior Vice President, HR and Administrative Services. Under the terms of the agreement, Ms. Gallagher's minimum annual base salary is $300,000 (subject to periodic review and increase at the discretion of the Compensation Committee, increased to $340,000 as of October 1, 2014), with an annual cash bonus target equal to 55% (increased to 60% in 2014) of her annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Ms. Gallagher is eligible to participate in all benefit plans and programs that are available to other senior executives of our company. Ms. Gallagher's employment agreement contains provisions related to the payment of benefits upon certain termination events, as well as certain non-compete, non-solicitation and confidentiality restrictions.

Outstanding Equity Awards

        The following table provides information with respect to outstanding equity awards held by the named executive officers as of December 31, 2016.

Outstanding Equity Awards
at Fiscal Year-End 2016

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)				Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
			Option Exercise Price ($)
				Option Expiration Date
Name	Exercisable	Unexercisable
Brent J. Smolik	—	72,388 (2)	19.82	04/01/2024	32,518 (3)	212,993
					426,876 (4)	2,796,038
					527,343 (5)	3,454,097
					207,985 (6)	(7)
Dane E. Whitehead	—	34,388 (2)	19.82	04/01/2024	15,447 (3)	101,178
					189,723 (4)	1,242,686
					234,375 (5)	1,535,156
					69,328 (6)	(7)
Clayton A. Carrell	—	34,388 (2)	19.82	04/01/2024	15,447 (3)	101,178
					189,723 (4)	1,242,686
					234,375 (5)	1,535,156
					69,328 (6)	(7)
Marguerite N. Woung-Chapman	—	17,939 (2)	19.82	04/01/2024	8,058 (3)	52,780
					114,624 (4)	750,787
					141,601 (5)	927,487
					27,731 (6)	(7)
Joan M. Gallagher	—	11,176 (2)	19.82	04/01/2024	5,020 (3)	32,881
					79,051 (4)	517,784
					97,656 (5)	639,647
					18,488 (6)	(7)

(1)
The values represented in this column have been calculated by multiplying $6.55, the closing price of our common stock on Friday, December 30, 2016, by the number of shares of stock.

(2)
These are stock options that were granted as part of the 2014 annual grant of long-term incentive awards. The options are subject to a delayed three-year ratable vesting schedule with one-third vesting on each of April 1, 2017, 2018 and 2019.

(3)
These are shares of restricted stock that were granted as part of the 2014 annual grant of long-term incentive awards. The restricted shares are subject to a delayed three-year ratable vesting schedule with one-third vesting on each of April 1, 2017, 2018 and 2019.

(4)
These are shares of restricted stock that were granted as part of the 2015 annual grant of long-term incentive awards. The restricted shares are subject to a five-year ratable vesting schedule, with remaining vesting dates on each of March 16, 2017, 2018, 2019 and 2020.

(5)
These are shares of restricted stock that were granted as part of the 2016 annual grant of long-term incentive awards. The restricted shares are subject to a three-year ratable vesting schedule with a one-third vesting on each of March 16, 2017, 2018, and 2019.

(6)
These are shares of Class B common stock held by each of our named executive officers as of December 31, 2016. The Class B shares are subject to time-based vesting requirements (vest ratably over 5 years, with 20% vesting on each of May 24, 2013, 2014, 2015, 2016 and 2017) as well as a performance hurdle, and such shares do not become payable until the performance hurdle is achieved (e.g., certain liquidity events in which our private equity sponsors receive a return of at least one times their invested capital in our company). The performance hurdle applicable to the Class B common shares has not yet been met, and consequently, all of the Class B shares owned by the named executive officers are reported as unvested shares for purposes of this table.

(7)
Because the consideration to be received by Class B stockholders depends on the total value received by our private equity sponsors relating to their investment in our company, the market value of the shares of Class B common stock is not readily determinable. For illustrative purposes only and assuming that Apollo and Riverstone sold 100% of their shares of common stock on December 31, 2016 for net proceeds of $6.55 per share (the closing share price on Friday, December 30th), no proceeds would have been payable to our named executive officers relating to their Class B shares, as a sale at such price would not have triggered the performance hurdle applicable to the Class B Shares.

Option Exercises and Stock Vested

        The following table sets forth information concerning stock option exercises and vesting of restricted stock during 2016 for each of the named executive officers. In satisfaction of applicable SEC regulations, the number of securities for which stock options were exercised (if any) and the aggregate dollar value realized upon the exercise of such stock options are reflected in this table. The number of shares of restricted stock that have vested and the aggregate dollar value realized upon the vesting of such restricted stock are also reflected. None of the named executive officers exercised stock options during 2016.

Option Exercises and Stock Vested
During Fiscal Year 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Brent J. Smolik	0	0	106,720	654,194
Dane E. Whitehead	0	0	47,431	290,752
Clayton A. Carrell	0	0	47,431	290,752
Marguerite N. Woung-Chapman	0	0	28,656	175,661
Joan M. Gallagher	0	0	19,763	121,147

(1)
The values represented in this column for restricted stock have been calculated by multiplying the per share fair market value of the underlying shares on the vesting date by the number of shares of restricted stock that vested.

Potential Payments upon Termination or Change in Control

        The following section describes the benefits that may become payable to our named executive officers in connection with a termination of their employment.

Potential Payments under Employment Agreements

        As discussed above, we have entered into employment agreements with our named executive officers. The agreements contain provisions for the payment of severance benefits following certain termination events. Below is a summary of the payments and benefits these named executive officers would receive in connection with various employment termination scenarios.

        Under the terms of each employment agreement, if the executive's employment is terminated by us without cause or by the executive with good reason then the executive will be entitled to receive:

  •
  any accrued obligations;

  •
  a lump-sum payment equal to 200% (or 300% in the case of Mr. Smolik) of the sum of the executive's (a) annual base salary and (b) target annual bonus as of the termination date;

  •
  a prorated annual bonus based on the executive's target bonus opportunity for the year of termination; and

  •
  continuation of basic life and health insurance following termination for 24 months (or 36 months in the case of Mr. Smolik).

If the executive's employment is terminated for any other reason, our only obligation will be the payment of any accrued obligations. For purposes of the above, "good reason" means, as to any executive, the occurrence of any of the following events without the executive's consent: (a) a reduction in the executive's annual base salary other than a reduction of not more than 5% in connection with a general reduction in base salaries that affects all similarly situated executives in substantially the same proportions which is implemented in response to a material downturn in the U.S. domestic oil and natural gas exploration and development industry; (b) a failure of the company to cause the executive to be eligible under benefit plans that provide benefits that are substantially comparable in the aggregate to those provided to the executive as of the effective date of the employment agreement; (c) any material breach by the company of the employment agreement; (d) a material diminution in the executive's title, authority, duties, or responsibilities; (e) the requirement that the executive's principal place of employment be outside a 35 mile radius of his or her then-current principal place; (f) any purported termination of the executive's employment for cause which does not comply with the employment agreement; and solely with respect to Mr. Smolik, (g) the failure of the company to re-elect him as a member of the Board in connection with any election of directors. The term "cause" means the executive's (i) willful failure to perform the executive's material duties, (ii) willful and material breach of the employment agreement, (iii) conviction of or plea of guilty or no contest to, any felony or any crime involving moral turpitude, or (iv) engaging in actual fraud or willful material misconduct in the performance of the executive's duties under the employment agreement.

Potential Payments under Welfare Benefit Plans

        We sponsor a welfare benefit plan available to all employees that provides long-term disability benefits in the event of an employee's permanent disability. In the event of a named executive officer's permanent disability, disability income would be payable on a monthly basis as a long as the executive officer qualified as permanently disabled. Long-term disability benefits are equal to 60% of the executive's base salary in effect immediately prior to the disability, with a maximum monthly benefit equal to $25,000. In the event of a named executive officer's permanent disability, he or she may also elect to maintain basic life and health insurance coverage under our welfare benefit plan at active-employee rates for as long as the individual qualifies as permanently disabled or until he or she reaches age 65.

        In addition, our named executive officers participate in our Senior Executive Survivor Benefits Plan, which provides each of our named executive officers with survivor benefits coverage in the event of the executive's death in lieu of the coverage provided generally under our group life insurance plan. The amount of benefits provided is 2.5 times the executive's annual salary.

Treatment of Long-Term Incentive Awards

        In addition to the severance and welfare benefits described above, our named executive officers' outstanding long-term incentive awards may be impacted in the event of certain termination scenarios, as described below.

  2014 Omnibus Incentive Plan Awards

  Stock Options

        The stock options issued under our 2014 Omnibus Incentive Plan to the named executive officers in 2014 are subject to a delayed three-year vesting schedule with vesting commencing in 2017. If the executive's employment is involuntarily terminated by the company without cause or in the event of the executive's termination due to disability, a pro-rata portion of the unvested options will vest on the date of the executive's termination of employment. The options will fully vest in the event of the executive's termination due to death. In addition, options will fully vest in the event of an executive's termination of employment without cause or by the executive for good reason within two years following a change in control of EP Energy. Unless stock options expire by their own terms, vested options may be exercised for three months following a voluntary termination by the executive or an involuntary termination by the company without cause or one year in the event of termination due to death or disability. Vested but unexercised stock options are forfeited in the event of a termination for cause.

  Restricted Stock

        As discussed in the "Compensation Discussion and Analysis," the restricted shares issued under our 2014 Omnibus Incentive Plan to the named executive officers in 2015 are subject to a five-year ratable vesting schedule and the restricted shares issued in 2014 are subject to a delayed three-year vesting schedule with vesting commencing in 2017. If the executive's employment is involuntarily terminated by the company without cause or in the event of the executive's termination due to disability, a pro-rata portion of the shares of restricted stock that remain subject to the restriction period will vest on the date of the executive's termination of employment. The shares of restricted stock will fully vest in the event of the executive's termination due to death. In addition, shares of restricted stock will fully vest in the event of an executive's termination of employment without cause or by the executive for good reason within two years following a change in control of EP Energy. Restricted shares that remain subject to the restriction period will be immediately forfeited in the event of a voluntary termination by the executive or a termination for cause.

        Restricted shares issued in 2016 do not pro-rate vest in the event of an executive's involuntary termination by the company without cause or in the event of termination due to disability.

  Performance Units

        As discussed in the "Compensation Discussion and Analysis", the performance units issued under our 2014 Omnibus Incentive Plan to the named executive officers in 2016 incorporated three performance periods (1-year, 2-year and 3-year calendar periods), with one-third of the units tied to the relative TSR results of each period. The performance units will fully vest and be paid at target in the event of the executive's termination due to death. In addition, the performance units will fully vest in the event of a change in control of EP Energy and be settled based on actual performance, after adjusting the performance period(s) to end on the last business day immediately prior to the change in control. Performance units granted in 2016 do not pro-rate vest in the event of an executive's involuntary termination by the company without cause or in the event of termination due to disability.

  Legacy Long Term Incentive Awards

  Class B Common Stock

        The shares of Class B common stock issued to the named executive officers in 2012 vest ratably over five years, with the last tranche vesting on May 24, 2017. Below is a description of the impact of certain termination scenarios on the Class B shares.

  Involuntary Termination with Cause

        In the event of a named executive officer's termination with cause, all shares of Class B common stock held by such executive (whether vested or unvested) would be forfeited without consideration.

  Voluntary Termination without Good Reason

        In the event of a named executive officer's voluntary termination, 25% of the executive's vested Class B shares and all unvested Class B shares would be forfeited without consideration. In such event and for a period of one year following the termination, the company may elect (but is not required) to redeem the non-forfeited shares of Class B common stock held by such executive at the fair market value of such shares (as determined by the Board) on the repurchase date.

  Involuntary Termination without Cause or Voluntary Termination with Good Reason or Termination due to Death or Disability

        In the event of a named executive officer's involuntary termination by the company without cause or termination by the executive with good reason, or in the event of the named executive officer's death or disability, a pro-rata portion of the unvested shares of Class B common stock would vest as of the termination date (pro-rata vesting relating solely to the single tranche of Class B common stock that would have vested as of the next vesting date). All remaining unvested shares of Class B common stock would be forfeited without consideration. In such event and for a period of one year following the termination, the company may elect (but is not required) to redeem the non-forfeited shares of Class B common stock held by such executive at the fair market value of such shares (as determined by the Board) on the repurchase date.

Estimated Severance, Accelerated Long-Term Incentive Awards ("LTI"), Disability and Survivor Benefits

        The following table presents the company's estimate of the amount of the benefits to which each of the named executive officers would have been entitled had his or her employment been terminated or a change in control occurred on December 31, 2016 under the scenarios noted below.

Name	Voluntary Termination Without Good Reason or Involuntary Termination with Cause ($)	Death ($)	Disability ($) (1)	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($) (2)	Change in Control (no Termination) ($) (3)	Change in Control (plus Involuntary Termination without Cause or Voluntary Termination with Good Reason) ($)
Brent J. Smolik
Severance Payment	—	—	—	6,055,000	—	6,055,000
LTI Acceleration (4)	—	9,163,127	620,482	620,482	4,317,840	10,780,967
Continued Medical	—	—	14,346	54,054	—	54,054
Disability Income	—	—	300,000	—	—	—
Survivor Benefit	—	2,162,500	—	—	—	—
Dane E. Whitehead
Severance Payment	—	—	—	2,330,000	—	2,330,000
LTI Acceleration (4)	—	4,079,020	277,759	277,759	1,919,040	4,798,060
Continued Medical	—	—	18,990	47,964	—	47,964
Disability Income	—	—	279,600	—	—	—
Survivor Benefit	—	1,165,000	—	—	—	—
Clayton A. Carrell
Severance Payment	—	—	—	2,425,000	—	2,425,000
LTI Acceleration (4)	—	4,079,020	277,759	277,759	1,919,040	4,798,060
Continued Medical	—	—	18,990	47,964	—	47,964
Disability Income	—	—	291,000	—	—	—
Survivor Benefit	—	1,212,500	—	—	—	—
Marguerite N. Woung-Chapman
Severance Payment	—	—	—	1,586,700	—	1,586,700
LTI Acceleration (4)	—	2,456,054	165,263	165,263	1,159,420	2,890,474
Continued Medical	—	—	8,622	22,836	—	22,836
Disability Income	—	—	232,200	—	—	—
Survivor Benefit	—	967,500	—	—	—	—
Joan M. Gallagher
Severance Payment	—	—	—	1,292,000	—	1,292,000
LTI Acceleration (4)	—	1,690,312	112,902	112,902	799,600	1,989,912
Continued Medical	—	—	18,870	43,860	—	43,860
Disability Income	—	—	204,000	—	—	—
Survivor Benefit	—	850,000	—	—	—	—

(1)
Disability income would be payable on a monthly basis as long as the executive officer qualifies as permanently disabled. The amounts in this column assume disability income and continued benefit coverage for a period of one year.

(2)
For purposes solely of the LTI acceleration disclosure in this column, the value listed would only accelerate vest in the event of the named executive officer's involuntary termination of employment without cause; a good reason termination without a change in control would not result in the accelerated LTI vesting.

(3)
Reflects the settlement of outstanding performance units based on actual performance through December 31, 2016, at $159.92 per unit.

(4)
This row shows the value of shares of restricted stock granted under our 2014 Omnibus Incentive Plan that vest in the event of the named executive officer's termination calculated using $6.55, the closing price of our common stock on Friday, December 30, 2016. This row also shows the value of settlement of performance units in certain termination scenarios (at target in the event of death and based on actual performance in the event of a change in control or a change in control plus termination). Outstanding stock options that vest would have been underwater (option exercise price is above the December 30, 2016 closing stock price) and therefore no value is included in this row for options.

Compensation Policies and Practices as they Relate to Risk Management

        With the help of its compensation consultant FW Cook, during 2016 the Compensation Committee reviewed our compensation policies and practices for all employees, including the named executive officers, and determined that our compensation policies and practices do not encourage inappropriate risk-taking and are not reasonably likely to have a material adverse effect on the company.

        Specifically, the Compensation Committee noted a number of design features of our compensation programs that mitigate these risks, including:

  •
  the company has adopted risk mitigators such as a clawback policy, stock ownership guidelines and an anti-hedging policy;

  •
  employees are in structured programs which have a market-based maximum earning opportunity;

  •
  performance metrics for our annual incentive program are aligned with stockholder interests and utilize multiple metrics;

  •
  the Compensation Committee has discretion in determining compensation payouts;

  •
  leverage for the most significant potential for value creation resides in the long-term incentive and Class B share programs, both of which are aligned with long-term company performance;

  •
  employee wealth creation is determined by sustained multi-year performance, not by any single year;

  •
  the company does not use open-ended compensation arrangements or ones that motivate leveraging the company's balance sheet; and

  •
  the company's programs are overseen by an independent compensation committee who has engaged an independent consultant to provide advice regarding market trends relating to the form, design, and amount of compensation.

DIRECTOR COMPENSATION

        Our independent non-employee directors receive cash and equity-based compensation for their services as directors, as follows:

  •
  an annual cash retainer of $70,000;

  •
  an additional annual retainer of $15,000 for service as the chair of the Audit Committee or the Compensation Committee and $10,000 for service as the chair of any other board committee;

  •
  for non-chair committee members, an additional annual cash retainer of $7,500 for membership on the Audit Committee and $5,000 for membership on the Compensation Committee or any other board committee; and

  •
  an annual award of restricted stock granted under our 2014 Omnibus Incentive Plan, having a value as of the grant date of $175,000.

Annual cash retainers are paid in quarterly installments at the end of each quarter, unless the director elects to receive the retainer in the form of restricted stock. Annual restricted stock grants are made each year on the date of the company's annual meeting of stockholders and vest one year from the date of grant. An independent director who joins the Board at any time other than the annual meeting will receive a pro-rated restricted stock grant as of the first business day of the month following the director's appointment to the Board, with such award vesting one year from the date of grant. Directors may, at their election, receive their annual cash retainer in the form of restricted stock, which award would be issued at the same time as the annual restricted stock grant and would be subject to the same vesting restrictions. Directors also receive reimbursement for out-of-pocket expenses associated with attending board or committee meetings.

Director Compensation Table

        The following table sets forth the aggregate dollar amount of all fees paid to each of our independent directors during 2016 for their services on the Board. The independent directors do not receive stock options or pension benefits.

Director Compensation
for the Year Ended December 31, 2016 (1)

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3) (4)	All Other Compensation ($)	Total ($)
Michael S. Helfer	92,500	175,002	—	267,502
Thomas R. Hix	90,000	175,000	—	265,000
Keith O. Rattie	82,500	175,000	—	257,500

(1)
Our sponsor-appointed non-independent directors do not receive any compensation from us for serving on the Board; consequently they are not included in the Director Compensation Table above. In addition, employee directors do not receive any additional compensation for serving on the Board. Amounts paid as reimbursable business expenses to each director for attending Board functions are not reflected in this table. We do not consider the directors' reimbursable business expenses for attending board functions and other business expenses required to perform board duties to have a personal benefit. Accordingly, they are not considered a perquisite.

(2)
This column includes the value of a director's annual cash retainer, including the additional retainer for directors who chair a Committee of the Board and the additional retainer for members of the

  Audit Committee, Compensation Committee and Governance and Nominating Committee. Pursuant to our director compensation program, whereby a director may elect to receive the annual cash retainer in the form of restricted stock, the amount reflected in this column for Mr. Helfer for 2016 includes $92,500 that he elected to receive in the form of restricted stock. The restricted stock received in lieu of cash was issued on May 11, 2016 in connection with the annual restricted stock award, with Mr. Helfer being awarded 16,200 shares, each share having a grant date fair value of $5.71.

(3)
The amount in this column represents the aggregate grant date fair value of the annual restricted stock awards granted in 2016 to the directors. Each of the directors received a grant of 30,648 shares of restricted stock on May 11, 2016 as their annual equity retainer, each share having a grant date fair value of $5.71.

(4)
As of December 31, 2016, Messrs. Helfer, Hix and Rattie had 46,848, 30,648 and 30,648, respectively, of restricted shares outstanding (unvested), comprised of the annual equity retainer and shares received in lieu of cash at the election of the director.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information concerning the EP Energy Corporation 2014 Omnibus Incentive Plan, as amended and restated, as of December 31, 2016.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by stockholders	207,890	$19.82	17,150,841

Equity compensation plans not approved by stockholders	—	—	—
Total	207,890	$19.82	17,150,841

2014 Omnibus Incentive Plan

        In connection with our initial public offering, we adopted the 2014 Omnibus Incentive Plan, which plan was approved by our Board and became effective on January 15, 2014, the day prior to our initial public offering. At our 2016 Annual Meeting of Stockholders on May 11, 2016, our stockholders approved an increase in the number of shares available for issuance under the omnibus plan by 12,398,776.

PROPOSAL NO. 2 — Advisory Vote on Executive Compensation

        Section 14A of the Exchange Act requires that we provide stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's compensation disclosure rules. This vote is commonly referred to as a "say on pay" vote.

        As an advisory vote, this proposal is not binding upon the company or our Board. However, the Compensation Committee, which is responsible for designing and administering the company's executive compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for named executive officers.

        Accordingly, we ask our stockholders to vote on the following resolution:

        "Resolved, that the company's stockholders approve, on an advisory basis, the compensation of the company's named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the narrative disclosures that accompany the compensation tables."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3 — Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm

        The Board, at the request of the Audit Committee, is seeking stockholder ratification of the appointment of Ernst & Young LLP, 5 Houston Center, 1401 McKinney Street, Suite 1200, Houston, Texas 77010, as our independent registered public accounting firm for fiscal year 2017.

        In the normal course of the Audit Committee's duties, as set forth in the Audit Committee Charter, the Audit Committee performs a thorough evaluation of our independent registered public accounting firm, including a review of its performance in prior years, its independence and processes for maintaining independence, the key members of the audit engagement team and its reputation for integrity and competence in the fields of accounting and auditing.

        The Board, at the request of the Audit Committee, is recommending the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2017.

        If the appointment is not ratified by a majority of the votes present or represented by proxy at the Annual Meeting, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Given the difficulty and expense of making any substitution of independent registered public accounting firms after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year 2017 will stand unless the Audit Committee finds other good reason to make a change.

        Ernst & Young LLP audited our financial statements for fiscal years 2016 and 2015, including the audit of EP Energy Corporation and its subsidiaries. Included in the table below are the aggregate fees for professional services rendered to us by Ernst & Young LLP for the year ended December 31, 2016 and 2015.

Principal Accountant Fees and Services

        Aggregate fees for professional services rendered to us by Ernst & Young LLP for the years ended December 31 were (in thousands):

	2016	2015
Audit	$1,604	$1,397
Audit Related	2	2
Tax	9	6

Total	$1,615	$1,403

        Audit Fees for the years ended December 31, 2016 and 2015 were primarily for professional services rendered for the audit of consolidated financial statements of EP Energy Corporation and its subsidiaries; the review of documents filed with the SEC; consents; the issuance of comfort letters; and certain financial accounting and reporting consultations.

        Audit Related Fees for the years ended December 31, 2016 and 2015 were primarily for professional services and other advisory services rendered not included in Audit fees above.

        Tax Fees for the year ended December 31, 2016 were for professional services related to tax compliance, tax planning and advisory services.

        The Audit Committee has adopted a pre-approval policy for audit and non-audit services and the fees set forth above are consistent with such pre-approvals. See page 16 of this proxy statement for a description of this policy.

        The company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

OTHER MATTERS

        The Board does not intend to present any business at the Annual Meeting not described in this proxy statement. The enclosed proxy card confers upon the persons designated to vote the shares represented the discretionary authority to vote such shares in accordance with their best judgment. Such discretionary authority is with respect to all matters that may come before the Annual Meeting in addition to the scheduled items of business, including matters incident to the conduct of the Annual Meeting and any stockholder proposal omitted from the proxy statement and form of proxy. At the time that this proxy statement went to press, the Board of Directors was not aware of any other matter that may properly be presented for action at the Annual Meeting, but the enclosed proxy card confers the same discretionary authority with respect to any such other matter.

By Order of the Board of Directors,

Marguerite N. Woung-Chapman Senior Vice President, General Counsel and Corporate Secretary

Houston, Texas
March 29, 2017

ANNEX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

        Free Cash Flow is defined as net cash provided by operating activities less cash paid for capital expenditures. Below is a reconciliation of our net cash provided by operating activities to Free Cash Flow:

Year ended December 31, 2016
($ in millions)
Net cash provided by operating activities	$ 784
Cash paid for capital expenditures	533

Free Cash Flow	$ 251

Net cash used in investing activities	$(144)
Net cash used in financing activities	$(646)

        Free Cash Flow is used by management and we believe provides investors with useful information for analysis of the company's ability to internally fund capital expenditures and to service or incur additional debt. In addition, the company believes this measure is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry.

        Free Cash Flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Free Cash Flow should not be used as an alternative to operating or investing cash flows or other measures of financial performance or liquidity presented in accordance with GAAP. For example, our presentation of Free Cash Flow may not be comparable to similarly titled measures used by other companies in our industry. Furthermore, our presentation of Free Cash Flow should not be construed as an inference that our future results will be unaffected by the items noted above or what we believe to be other unusual items, or that in the future we may not incur expenses that are the same as or similar to some of the adjustments in this presentation.

A-1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, Sunday, May 7, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. EP ENERGY CORPORATION ROOM 2322D P.O. BOX 4660 HOUSTON, TX 77210-4660 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by EP Energy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, Sunday, May 7, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E20467-P89866 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EP ENERGY CORPORATION THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH DIRECTOR UNDER PROPOSAL 1. 1. Election of Directors Nominees: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 01) 02) 03) 04) 05) Gregory A. Beard Scott R. Browning Keith O. Rattie Brent J. Smolik Robert M. Tichio THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2. For Against Abstain 2. Approval of the advisory vote on executive compensation ("Say-on-Pay"). THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3. For Against Abstain 3. Ratification of the Appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Note: Please sign as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

EP ENERGY CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 8, 2017 YOUR VOTE IS IMPORTANT PLEASE VOTE YOUR PROXY Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2017 Proxy Statement and 2016 Annual Report on Form 10-K are available at www.proxyvote.com. E20468-P89866 EP ENERGY CORPORATION Annual Meeting of Stockholders May 8, 2017 9:00 a.m., CDT This proxy is solicited by the Board of Directors for use at the Annual Meeting to be held at 9:00 a.m., CDT, on May 8, 2017 at 1001 Louisiana Street, Houston, Texas 77002. You hereby authorize Brent J. Smolik and Marguerite N. Woung-Chapman or any of them, each with full power of substitution, to represent you and vote all of the shares of Class A common stock of EP Energy Corporation held of record as of the close of business on March 13, 2017, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of EP Energy Corporation, on May 8, 2017 or at any postponement or adjournment thereof. You hereby revoke all proxies previously given. The shares of stock held in your account will be voted as you specify on the reverse side. In their discretion, Brent J. Smolik and Marguerite N. Woung-Chapman, or any of them, are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted as directed or, if no direction is given, will be voted "FOR" all Director Nominees, "FOR" Proposals 2 and 3, and in the discretion of the proxyholders on any other matter that properly comes before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES, AND "FOR" PROPOSALS 2 AND 3. Continued and to be signed on reverse side V.1.1